                                                                     EXHIBIT 2.4



                          AGREEMENT AND PLAN OF MERGER


        THIS AGREEMENT AND PLAN OF MERGER (this "Agreement") is entered into as of April 15, 2002, by and among VANS, INC., a Delaware corporation ("Parent"), Parent's wholly-owned subsidiary, MES ACQUISITION CORP., a California corporation ("Sub") (Parent and Sub, hereinafter collectively referred to as the "Purchaser"), MOSA EXTREME SPORTS, INC., a California corporation doing business as Mosa Sports ("Mosa"), and THOMAS AKELEY, an individual ("Thomas"), LINDA LARSON-AKELEY, an individual ("Linda" and together with Thomas, collectively, the "Akeleys"), and DOUGLAS POE, an individual ("Douglas"), ANGELA R. POE, an individual ("Angela" and together with Douglas, collectively, the "Poes") (Thomas, Linda, Douglas and Angela are collectively referred to as the "Shareholders"). Certain of the capitalized terms used in this Agreement are defined on Exhibit A attached hereto and made part hereof.

                                    RECITALS

        WHEREAS, Mosa is primarily in the business of distributing helmets and protective gear for a variety of uses, including but not limited to skateboarding, skiing, BMX, kayaking, wakeboarding and bicycling, under the "Pro-Tec" and other brand names (the "Business");

        WHEREAS, Thomas and Douglas own all of the outstanding capital stock of Mosa, consisting of 10,000 shares of common stock, of which 5,000 shares are held by Thomas and Linda as community property (the "Akeleys' Shares") and 5,000 shares of which are held by Douglas and Angela as community property (the "Poes' Shares"). The Akeleys' Shares and Poes' Shares constitute all of the issued and outstanding shares of capital stock of Mosa as of the Closing and are collectively referred to as the "Mosa Stock";

        WHEREAS, Purchaser wishes to acquire the Business of Mosa through the reorganization of Mosa with Parent, whereby, subject to the terms and conditions hereof, Mosa will merge with and into Sub, and the Mosa Stock will be converted into the right to receive cash and common stock of Parent in the amount provided herein;

        WHEREAS, The Board of Directors of Mosa, deeming the above-described merger in the manner contemplated herein and in accordance with the California Corporations Code (the "Corporation Law") to be desirable and in the best interests of Mosa and its shareholders, has authorized and approved such merger, subject to the terms and conditions set forth herein, and the execution and delivery of this Agreement; and

        WHEREAS, The Boards of Directors of Parent and the Sub, deeming the above-described merger in the manner contemplated herein and in accordance with the Corporation Law to be desirable and in the best interests of Parent and its stockholders, has authorized and approved such merger, subject to the terms and conditions set forth herein, and the execution and delivery of this Agreement.

                                    AGREEMENT

        NOW, THEREFORE, in consideration of the premises and the mutual covenants, representations, warranties and agreements contained herein, and intending to be legally bound, the parties hereto agree as follows:

                                    ARTICLE I

                                   THE MERGER

        1.1 THE MERGER. At the Effective Time, upon the terms and subject to satisfaction or waiver of the conditions of this Agreement, Mosa shall be merged with and into Sub in accordance with the Corporation Law (the "Merger").

        1.2 MERGER AGREEMENT. An agreement of merger, which shall include the appropriate provisions to merge Mosa into Sub in accordance with Section 2.1 hereof, together with all appropriate officer certificates (the "Merger Agreement"), has been, executed and will be delivered to the Secretary of State of the State of California (the "California Secretary") for filing on the Closing Date in accordance with the Corporation Law. A copy of the form of the Merger Agreement is attached hereto and made a part hereof as Exhibit B.

        1.3 EFFECTIVE TIME. The Merger shall become effective upon the filing of the Merger Agreement with the California Secretary in accordance with the provisions of the Corporation Law. The date and time of the filing of the Merger Agreement with the California Secretary is referred to herein as the "Effective Time."

        1.4 NAME OF THE SURVIVING CORPORATION. The name of the Surviving Corporation shall be "Mosa Extreme Sports, Inc."

        1.5 MERGER CONSIDERATION. The total consideration for the Merger shall be the following:

               (a) Subject to Section 1.9, $7,500,000, less the amount of the Consultant Payment Borrowings and any additional amounts required to satisfy in full the Bank Debt (collectively, the "Cash Portion");

               (b) Shares of Parent Common having a value of $7,500,000 (the "Closing Payment Shares"), the number of shares to be calculated by dividing $7,500,000 by the Average Trading Price for the thirty (30) day period ending on the trading day immediately prior to the Execution Date (the "Closing Date Valuation") or 589,159.4658 shares; and

               (c) the Earnout Payments as set forth in Section 1.7, below.

        Items 1.5(a) through 1.5(c) may be hereinafter collectively referred to as the "Merger Consideration." The Closing Payment Shares will be delivered to the Shareholders on the Closing Date or as soon thereafter as available from the Parent's transfer agent. Subject to Section 1.9, the Cash Portion has been paid by Parent to the Shareholders on the Closing Date by wire transfer in immediately available funds to an account or accounts to be designated by Shareholders.

        1.6 TRANSFER TAXES. Any transfer taxes, stamp duties, filing fees, registration fees, recordation expenses or other similar taxes, fees, charges or expenses incurred by Shareholders, Mosa or any other party in connection with the Merger or in connection with any of the other transactions contemplated by this Agreement shall be borne and paid exclusively by Shareholders.

        1.7 EARNOUT PAYMENTS. Purchaser agrees that as part of the Merger Consideration, the Shareholders shall be eligible for certain additional payments (the "Earnout Payments"), as set forth below:

               (a) The Shareholders shall be eligible to receive two Earnout Payments, which the Parties hereto agree is additional compensation for the consummation of the Merger contemplated by this Agreement and not compensation for services rendered by the Shareholders, with such payments to be based upon the EBITDA of the Surviving Corporation for the twelve-month period ending May 31, 2003 ("Fiscal 2003") and the twelve-month period ending May 31, 2004 ("Fiscal 2004"). In the event that the EBITDA equals or exceeds the amounts listed below, Parent or the Surviving Corporation shall make an Earnout Payment to the Shareholders in the following amounts:

                                 Fiscal 2003

                                             Shareholders shall receive an
 If EBITDA of Surviving Corporation is          Earnout Payment equal to
 -------------------------------------       -----------------------------
Less than $3.5 million                                    $0
Equal to or greater than $3.5 million                $1.0 million
        but less than $4.0 million
Equal to or greater than  $4.0 million               $2.0 million
        but less than $4.5 million

$4.5 million or greater                              $3.0 million

                                   Fiscal 2004

                                             Shareholders shall receive an
 If EBITDA of Surviving Corporation is         Earnout Payment equal to
 -------------------------------------       -----------------------------
Less than $4.5 million                                    $0
Equal to or greater than $4.5 million                $1.0 million
        but less than $5.0 million
$5.0 million or greater                              $2.0 million

        Notwithstanding anything to the contrary contained elsewhere herein, any Earnout Payment shall be subject to reduction as a result of Litigation Costs as provided for in Section 6.2 herein.

               (b) The Earnout Payment, if any, for an applicable period along with a written calculation thereof (the "Earnout Payment Calculation") shall be paid and delivered by Parent to the Shareholders on or before July 31 of 2003 or 2004, as the case may be.

               (c) The Earnout Payments, if any, shall be made in cash or by delivery of Unrestricted Shares of Parent Common (the "Earnout Shares"), at the sole and absolute discretion of Purchaser. If Purchaser issues Earnout Shares in lieu of cash payment, such shares shall be valued at the Average Trading Price for the thirty (30) day period ending on the trading day immediately prior to the payment dates (the "Earnout Valuation").

               (d) The Shareholders shall have the right during the ten (10) Business Day period following delivery of the Earnout Payment Calculation to Shareholders (the "Review Period") and during Parent's and Surviving Corporation's normal business hours and upon reasonable prior notice, to inspect and during such Review Period to have one jointly appointed and independent certified public accountant of their choice and at their sole cost and expense (the "Shareholders' Accountant") inspect such pertinent books and financial records of Parent and Surviving Corporation that may be necessary in order to verify the computation of the EBITDA of Surviving Corporation. During Fiscal 2003 and Fiscal 2004, Parent and Surviving Corporation agree to maintain such separate books and records as may be necessary to calculate the Earnout Payment.

               (e) During the Review Period, any Shareholder may give written notice to Parent that it disputes Parent's calculations and the reasons therefor (the "Earnout Dispute Notice"); provided, however, that if Parent does not receive an Earnout Dispute Notice from any Shareholder during the Review Period, the Shareholders will be deemed to have accepted the Earnout Payment Calculation. The Akeleys and the Poes shall each be entitled to tender one Earnout Dispute Notice. Either Linda or Thomas shall be entitled to deliver an Earnout Dispute Notice on behalf of the Akeleys and either Angela or Douglas shall be entitled to deliver an Earnout Dispute Notice on behalf of the Poes. In the event an Earnout Dispute Notice is delivered on behalf or either the Akeleys or the Poes, such tendering party shall be referred to as the "Disputing Shareholder." If any Earnout Dispute is delivered during the Review Period, no Earnout Payment shall be paid until the dispute set forth in the Dispute Notice is resolved in accordance herewith. Upon timely delivery of the Earnout Dispute Notice, the Disputing Shareholder(s) and Parent agree to confer with regard to the matter and an appropriate adjustment to the Earnout Payment shall be made as agreed upon by such parties. If within thirty (30) days the Parties are unable to resolve the matter, either Party may thereafter notify in writing EY; provided, however that EY shall provide the Parties with certification that except for tax advice and consulting work for Parent and its Affiliates, it has not represented any of the Parties or their Affiliates for a period of one year prior to the date of the aforementioned notification. If EY is unable to so certify, the Parties agree to mutually select an alternative independent accountant, who shall adjudicate only those issues still in dispute. EY or such alternative independent certified accountant as selected by the Parties pursuant to the preceding sentence, is hereinafter defined as the "Independent Accountant." The decision of the Independent Accountant on the determination of the Earnout Payment shall be binding on the Parties (the "Earnout Adjudication"). The fees and expenses of the Independent Accountant with respect to the Earnout Adjudication and the legal and accountants fees and expenses incurred by the parties in connection therewith (the "Fees and Expenses") shall be allocated as follows: (i) if the Earnout Adjudication determines that the Shareholders are entitled to an amount that is more than one hundred and five percent (105%) than the greater of either (y) the Earnout Payment actually paid or (z) the highest amount offered in writing by Parent (the "Highest Earnout Payment"), then the Fees and Expenses shall be borne entirely by Parent, (ii) if the Earnout Adjudication determines that the Shareholders are entitled to an amount that is less than ninety-five percent (95%) of the Highest Earnout Payment, then the Fees and Expenses shall be borne entirely by the Disputing Shareholder or in the event there are more than one Disputing Shareholders, by each Disputing Shareholder on a pro rated basis, based upon their respective percentages of the Mosa Stock set forth in Exhibit C attached hereto (the "Shareholder Fee Allocation"), or (iii) if the Earnout Adjudication determines that the amount is between one hundred and five percent (105%) and ninety-five percent (95%) of the Highest Earnout Payment, all Fees and Expenses shall be paid by the Party incurring such Fees and Expenses, except that the fees and expenses of the Independent Accountant shall be paid fifty percent (50%) by Surviving Corporation and fifty percent (50%) by the Disputing Shareholder or Shareholder(s) based upon the Shareholder Fee Allocation. Notwithstanding anything to the contrary contained herein, if the parties cannot amicably agree to an adjustment to the Earnout Payment within thirty (30) days and the dispute is submitted to Earnout Adjudication, no adjustment to the Earnout Payment shall be made in favor of either the Shareholders or Parent unless the Earnout Adjudication determines that the amount that the Shareholders are entitled to is more than one hundred and five percent (105%) or less than ninety-five percent (95%) of the Highest Earnout Payment.

        1.8 CASH IN LIEU OF FRACTIONAL SHARES. No fractional shares of Parent Common will be issued. Parent will pay cash in lieu of any fractional shares which would otherwise be issuable under Sections 1.5(b) or 1.5(c). The cash payment shall equal the product of the fraction of share which would have been issuable multiplied by: (a) the Closing Date Valuation in the case of the Closing Payment Shares and (b) the Earnout Valuation in the case of the Earnout Shares.

        1.9 HOLDBACKS.

               (a) At Closing, $100,000 of the Cash Portion was deposited in a separate interest-bearing account satisfactory to Shareholders in the name of Parent, pending final resolution of Mosa's obligations with respect to the Note (such $100,000 plus all interest accrued thereon are collectively referred to herein as the "Note Holdback"). In the event Surviving Corporation becomes obligated to pay the Note or the Note is deemed cancelled or no longer in effect by Purchaser and Purchaser incurs a tax obligation in connection therewith ("Note Cancellation"), Purchaser shall be entitled to credit the amount of the Note Holdback against any amounts actually paid by Purchaser, with the balance of the Note Holdback, if any, remitted to the Shareholders within five (5) Business Days from the date of the Note Cancellation. Upon the occurrence of a Note Cancellation, the Shareholders jointly and severally shall pay to Parent within five (5) Business Days after written demand an amount equal to the amount by which the amounts actually paid on the Note or any such tax obligation incurred exceeds the Note Holdback.

               (b) (i) At Closing, $100,000 of the Cash Portion was held back by Parent (the "Balance Sheet Holdback"). Within three (3) weeks after the Closing Date, Shareholders shall deliver to Parent a balance sheet as of the Closing Date prepared in accordance with GAAP using the same accounting methods and principles used in the preparation of the audited May 31, 2001 balance sheet included in the Mosa Financial Statements. Within ten (10) Business Days of Parent's receipt of such balance sheet, Parent may give written notice to the Shareholders that it disputes such balance sheet and the reasons therefor (the "Balance Sheet Dispute Notice"); provided, however, that if Parent does not deliver a Balance Sheet Dispute Notice by such date, Parent will be deemed to have accepted such balance sheet. Upon timely delivery of the Balance Sheet Dispute Notice, the Shareholders and Parent agree to confer with regard to the matter and an appropriate adjustment to the balance sheet shall be made as agreed upon by such parties. If within thirty (30) days the parties are unable to resolve the matter, either party may thereafter notify in writing the Independent Accountant, who shall adjudicate those issues still in dispute and whose decision on the matter shall be binding on the parties. The fees and expenses of the Independent Accountant with respect to this matter shall be allocated by the Independent Accountant in accordance with its view of the merits of the Parties' positions in this dispute. The balance sheet agreed upon by the Parties (or deemed accepted by Parent) under this subsection, as adjusted, if necessary based on a decision by the Independent Accountant hereunder, is referred to herein as the "Closing Balance Sheet."

                      (ii) The Balance Sheet Holdback shall be used as follows:

                             (A) If the Net Assets on the Closing Balance Sheet
are less than the Net Assets on Mosa's December 31, 2001 balance sheet included in the Mosa Financial Statements, such shortfall (the "Net Assets Shortfall") shall be paid to Purchaser out of the Balance Sheet Holdback.

                             (B) If the sum of the Closing Cash and Income Tax
Receivable is less than $300,000, the amount of such shortfall (the "Cash Shortfall").shall be paid to Purchaser out of the Balance Sheet Holdback (the "Cash Shortfall Payment").

                             (C) In the event the sum of the Net Assets
Shortfall, if any, and the Cash Shortfall, if any, exceeds the Balance Sheet Holdback, the Shareholders jointly and severally shall pay to Purchaser within five (5) Business Days after written demand an amount equal to such excess.

                             (D) The amount remaining of the Balance Sheet
Holdback, after deducting the amounts of any payments to the Purchaser pursuant to Sections 1.9(b)(ii)(A) and (B) above, if any, shall be remitted to the Shareholders within five (5) Business Days after the final determination of the Closing Balance Sheet.

        1.10 EXCLUDED LIABILITIES. Notwithstanding anything to the contrary contained elsewhere herein, Surviving Corporation shall not assume certain Liabilities of Mosa which shall be cancelled or assigned to one or more of the Shareholders prior to the Closing, all of which are set forth on Exhibit D attached hereto and made a part hereof (collectively, the "Excluded Liabilities"). The Excluded Liabilities shall not include the Bank Debt which the Purchaser paid in full at the Closing through the application of a portion of the Cash Portion.

        1.11 SHAREHOLDER PROXIES. Each of the Shareholders have executed an irrevocable proxy in the form attached hereto and made a part hereof as Exhibit E (the "Shareholder Proxy") over all Closing Payment Shares and Earnout Shares, if any, beneficially owned by such Shareholder granting to Parent's representatives full authority to vote such shares as the Parent deems appropriate on all matters being voted on by Parent's shareholders. The Shareholder Proxy shall remain in effect over the shares of Closing Payment Shares and any Earnout Shares until the first to occur of either: (i) the public sale of any such Closing Payment Shares or Earnout Shares or (ii) the expiration of the Shareholder Proxy as required by California Law.

                                   ARTICLE II

                              EFFECT OF THE MERGER

        2.1 GENERAL. At the Effective Time, the separate existence of Mosa shall cease and Sub shall continue as the surviving corporation (Sub is sometimes referred to hereinafter as the "Surviving Corporation"), and shall possess all the rights, privileges, powers, immunities and franchises, of a public as well as a private nature, of Mosa and Sub (collectively referred to as the "Constituent Corporations"); all property, real, personal and mixed, and all debts due on whatever account, including subscriptions for shares, and all causes in action, and all and every interest, of or belonging to or due each of the Constituent Corporations shall be taken and deemed to be transferred to and vested in Surviving Corporation without further act or deed; and the title to any real estate, or any interest therein, vested in either of the Constituent Corporations shall not revert or be in any way impaired by reason of the Merger. Surviving Corporation shall thenceforth be responsible and liable for all the liabilities and obligations of each of the Constituent Corporations so merged, and any claim existing or Action or proceeding pending by or against either of the Constituent Corporations may be prosecuted as if the Merger had not taken place, or Surviving Corporation may be substituted in its place. Surviving Corporation shall have all the rights, privileges, immunities and powers and shall be subject to all the duties and liabilities of a corporation organized under the Corporation Law, and neither the rights of creditors nor any Liens upon the property of either of the Constituent Corporations shall be impaired by the Merger, all with the effect set forth in the Corporation Law.

        2.2 CONVERSION OF SECURITIES. At the Effective Time, by virtue of the Merger and without any action on the part of any Party or the holder of any of the following securities:

               (a) Each share of capital stock of Mosa issued and outstanding immediately prior to the Effective Time (other than shares owned beneficially or of record by Parent, Sub or any direct or indirect subsidiary of Parent or Sub, and shares held in the treasury of Mosa and Dissenting Shares) ("Outstanding Shares") shall be canceled and be converted into, and shall thereafter represent solely, the right to receive an amount equal to the portion of the Merger Consideration calculated by dividing the Cash Portion, the Closing Payment Shares and the Earnout Payments, if any, by the sum of the number of Outstanding Shares and Dissenting Shares. Based on the existing outstanding shares of stock of Mosa, Exhibit C sets forth the allocation of the Merger Consideration among the Shareholders.

               (b) Each share of Mosa Stock issued and outstanding immediately prior to the Effective Time and held by Mosa as treasury stock or owned beneficially or of record by Parent or Sub or any direct or indirect subsidiary of Parent or Sub shall be canceled and no consideration shall be delivered in exchange therefor.

               (c) Each share of common stock, no par value, of Sub issued and outstanding immediately prior to the Effective Time shall be converted into and become one validly issued, fully paid and nonassessable share of common stock, no par value, of the Surviving Corporation.

               (d) All options to purchase shares of capital stock of Mosa shall be cancelled, including, in the event it is determined that they remain in existence, the Leneck Option and the Consultant Option.

        2.3 DISSENTING SHARES. Notwithstanding any provision of this Agreement to the contrary, Dissenting Shares shall not be converted into the right to receive the Merger Consideration at or after the Effective Time unless and until the holder of such Dissenting Shares withdraws his or her demand for payment of the fair market value of such shares in accordance with Chapter 13 of the Corporation Law or becomes ineligible for such payment. If a holder of Dissenting Shares shall withdraw his or her demand for payment of the fair market value of such shares in accordance with Chapter 13 of the Corporation Law or shall become ineligible to receive such payment, then, as of the later of the Effective Time or the occurrence of such event, such holder's Dissenting Shares shall be automatically converted into and represent the right to receive the Merger Consideration as provided in Section 2.2. Mosa shall deliver to Parent copies of any demands for payment of fair market value received by Mosa and will not, except with the prior written consent of Parent, settle or compromise or offer to settle or compromise any such demands, voluntarily make any payment with respect to any such demands or approve any withdrawal of any such demand. Each holder of Dissenting Shares shall have only such rights and remedies as are granted to such holder under Chapter 13 of the Corporation Law. Each Shareholder agrees that it has not asserted dissenters' rights under Chapter 13 of the Corporation Law.

        2.4 NO TRANSFERS OF STOCK AFTER EFFECTIVE TIME. After the Effective Time, there shall be no transfers of any shares of Mosa Stock on the stock transfer books of the Surviving Corporation.

        2.5 ENTITLEMENT TO MERGER CONSIDERATION. No holder of Mosa capital stock shall be entitled to receive Merger Consideration or any dividend or other distribution payable on the Earnout Shares or the Closing Payment Shares issuable as part of the Merger Consideration to holders of record as of any record date after the Effective Time until such holder surrenders to the Parent, the stock certificate representing the Mosa capital stock to the parent duly endorsed in blank. Upon such surrender, the holder shall be entitled to receive his allocable share of the Merger Consideration, as well as any dividends or other distributions (without interest) which were paid to holders of Parent Common of record as of any record date after the Effective Time but before the date of surrender of the certificate.

        2.6 RIGHTS AS HOLDER OF PARENT COMMON. No holder of Mosa capital stock shall have any rights as a holder of Parent Common until such holder surrenders the certificate representing the shares of Mosa capital stock in accordance with
Section 2.5.

                                   ARTICLE III

        REPRESENTATIONS AND WARRANTIES OF SHAREHOLDER WARRANTING PARTIES

SECTION 3. REPRESENTATIONS AND WARRANTIES OF SHAREHOLDER WARRANTING PARTIES.

        Subject to the limitations set forth in Section 8 and elsewhere in this Agreement, and except as otherwise set forth in the Disclosure Schedule, attached hereto and unless otherwise indicated herein, each of Mosa and the Poes and the Akeleys (individually a "Shareholder Warranting Party" and collectively the "Shareholder Warranting Parties") represents and warrants to the Purchaser as of the Execution Date (it being agreed that all the representations and warranties set forth in this Section are made jointly and severally by the Poes and the Akeleys, except for the representations and warranties of the Shareholders contained in Sections 3.4 and 3.5, which shall be several and not joint as between the Poes and the Akeleys):

        3.1 ORGANIZATION AND QUALIFICATION.

               (a) Mosa is a corporation duly organized, validly existing and in good standing under the laws of the State of California, and has the requisite authority and power to carry on its business as it is now being conducted.

               (b) Mosa is not subject to any obligation or requirement to provide funds or to make any investment (in the form of a loan, capital contribution or otherwise) in or to any Person.

               (c) Mosa is duly qualified or licensed to do business and is in good standing in each of the jurisdictions set forth in Section 3.1(c) to the Disclosure Schedule, which jurisdictions are where the nature of the Business or the properties owned or leased by it makes such qualification or licensing necessary, except for any such jurisdiction where the failure to so qualify or be licensed, individually and in the aggregate for all such jurisdictions, would not reasonably be expected to have a Mosa Material Adverse Effect.

               (d) Mosa has delivered to Purchaser accurate and complete copies of (a) the charter documents and bylaws for Mosa, including all amendments thereto; and (b) the minutes and other records of the meetings and other actions or proceedings (including any actions taken by written consent or otherwise without a meeting) of the shareholders of Mosa, the Board of Directors of Mosa, and all committees of the board of directors of Mosa. There have been no annual or special meetings or other actions or proceedings of the shareholders of Mosa, the board of directors of Mosa or any committee of the board of directors of Mosa (at which any matter was approved by directors or shareholders) that are not fully reflected in such minutes or other records.

        3.2 CAPITALIZATION.

               (a) The authorized capital stock of Mosa consists of 500,000 shares of common stock of which 10,000 shares are issued and outstanding and all of which are held of beneficially and of record by the Shareholders.

               (b) As of the Closing, there will be no options, rights, warrants, pledges or contracts to purchase any Mosa capital stock or Mosa Stock, including but not limited to the Consultant Option and the Leneck Option.

               (c) As of the Closing, except for: (i) the Merger; (ii) monetary claims with respect to the Leneck Option; and (iii) the other transactions contemplated by this Agreement, no Person had any option or other right to purchase from Mosa or from any of the Shareholders, or to require Mosa to issue, any additional shares of Mosa's capital stock.

        3.3 NO SUBSIDIARIES. Mosa has no subsidiaries.

        3.4 AUTHORIZATION.

               (a) Each Shareholder Warranting Party has the requisite corporate (or individual, as the case may be) power and authority to enter into this Agreement and any related agreements, to perform its obligations thereunder, and to consummate the transactions contemplated thereby. The execution and delivery of this Agreement and any related agreements, and the consummation of the transactions contemplated thereby, has been duly authorized by all corporate action (if an entity) by the applicable Shareholder Warranting Party. This Agreement and any related agreements have been duly executed and delivered by each Shareholder Warranting Party and constitutes a legal, valid and binding obligation of such Shareholder Warranting Party, enforceable against the applicable Shareholder Warranting Party in accordance with its terms.

               (b) The execution and delivery by the applicable Shareholder Warranting Party of this Agreement and any related agreements do not, and the consummation of the transactions contemplated thereby will not, (i) conflict with, or result in a violation of, any provision of the charter documents or bylaws of the applicable Shareholder Warranting Party (if an entity), (ii) except as set forth in Section 3(b) of the Disclosure Schedule, constitute or result in a breach of or default (or an event which with notice or lapse of time, or both, would constitute a default) under, or result in the termination or suspension of, or accelerate the performance required by, or result in a right of termination, cancellation or acceleration of any obligation or a loss of a benefit under, any note, bond, mortgage, indenture, deed of trust, lease, Permit, concession, franchise, license, agreement or other instrument or obligation to which the applicable Shareholder Warranting Party is a party or to which the properties or assets of the applicable Shareholder Warranting Party are subject, (iii) create any Lien upon any of the properties or assets of the applicable Shareholder Warranting Party, or (iv) constitute, or result in, a violation of any Law applicable to the applicable Shareholder Warranting Party or any of the properties or assets of the applicable Shareholder Warranting Party.

               (c) Except as set forth in Section 3.4(c) of the Disclosure Schedule, no consent, approval, order or authorization of, notice to, or registration, declaration, or filing with any Person is necessary in connection with the execution and delivery of this Agreement and any related agreements by the Shareholder Warranting Parties or the consummation by the Shareholder Warranting Parties of the transactions contemplated thereby.

        3.5 TITLE TO STOCK. On the Closing Date, Purchaser will acquire good title to the Mosa Stock free and clear of any Liens, except for any Liens created by or through Purchaser pursuant to this Agreement. Other than claims for monetary damages by Brian Leneck arising out of the Leneck Option, there are no options, rights, warrants, pledges or contracts to purchase or acquire any Mosa capital stock or Mosa Stock.

        3.6 ACCURACY OF FINANCIAL STATEMENTS. Mosa has delivered the Mosa Financial Statements to Purchaser. With the exception of reclassifications similar to the reclassifications made to the 2000 and 2001 reviewed financial statements of Mosa, the Mosa Financial Statements were prepared in accordance with GAAP, have been maintained on a consistent basis for the periods covered thereby, are complete and correct, and present fairly the financial position, results of operations and changes in financial position of Mosa as of the dates and for the periods indicated. Except as noted in the opinions contained in the applicable Mosa Financial Statements, such Mosa Financial Statements and opinions were rendered without qualification or exception and were not subject to any contingency. No event has occurred since the preparation of the most recent Mosa Financial Statements that would require a restatement of the Mosa Financial Statements under GAAP other than by reason of a change in GAAP. The Mosa Financial Statements reflect, as of the date thereof, the interest of Mosa in the assets, liabilities and operations of Mosa. The Mosa Financial Statements reflect that, except for the Note and the Bank Debt, Mosa has no Indebtedness.

        3.7 BANK ACCOUNTS. Section 3.7 of the Disclosure Schedule accurately sets forth, with respect to each account maintained by or for the benefit of Mosa at any bank or other financial institution: (a) the name and location of the institution at which such account is maintained; (b) the name in which such account is maintained and the account number of such account: (c) a description of such account and the purpose for which such account is used; and (d) the names of all individuals authorized to draw on or make withdrawals from such account. There are no safe deposit boxes or similar arrangements maintained by or for the benefit of Mosa.

        3.8 TITLE TO PROPERTY AND ASSETS. Mosa has good and valid title to all of its owned property and Assets (as hereinafter defined) free and clear of all Liens, except (a) such Liens as are reflected in the Mosa Financial Statements,
(b) Liens for taxes not yet due and payable, or (c) statutory Liens not yet delinquent. With respect to the property and Assets it leases, Mosa is in compliance with such leases. At the Effective Time, Surviving Corporation will have title to all assets currently owned or utilized by Mosa or required to operate the Business as operated as of December 31, 2001 (the "Assets"), except for such Assets that have been sold, transferred or retired in the Ordinary Course of Business since that date.

        3.9 REAL PROPERTY. Section 3.9 of the Disclosure Schedule lists all real property owned, leased, used or held for use by Mosa and indicates the owner of the real property (collectively, the "Facilities"). The Facilities constitute all real property and improvements used or held for use in connection with the Business. Accurate and complete copies of all existing lease agreements with respect to the Facilities have heretofore been delivered to Purchaser. Mosa has not exercised any option to purchase any parcel of real property. Mosa owns none of the Facilities or any other real property. With respect to the Facilities:

               (a) Condemnation. No portion of the Facilities is subject to any pending or, to the Knowledge of any Shareholder Warranting Party, threatened condemnation proceeding or proceeding by any public authority;

               (b) Subleases. Except for the leases described on Section 3.9 of the Disclosure Schedule, there are no leases, subleases, licenses, concessions or other agreements, written or oral, granting to any party or parties the right of use or occupancy of any portion of any of the Facilities;

               (c) Options. There are no outstanding third party options or rights of first refusal to purchase any of Mosa's leasehold rights in any of the Facilities, or any portion thereof or interest therein;

               (d) Possession. There are no parties (other than Mosa) in possession of any portion of the Facilities and Mosa enjoys peaceful and undisturbed possession of the Facilities;

               (e) Utilities. All facilities located on of the Facilities are supplied with utilities and other services necessary for the operation of such Facilities, including gas, electricity, water and telephone, all of which services are adequate for the operation of the Business as presently conducted in accordance with all applicable Laws;

               (f) Zoning. The occupancy and use of the Facilities by Mosa do not violate any zoning, subdivision, handicapped persons, landmark preservation, wetlands preservation, building, land use or other ordinances, laws, codes or regulations or any covenants, restrictions or other documents of record (including the Americans with Disabilities Act), nor, to the Knowledge of any Shareholder Warranting Party, has any such violation been claimed by, nor has any notice of any violation been issued by any Governmental Authority;

               (g) Compliance. There has been no construction by Mosa, or to the Knowledge of any Shareholder Warranting Party, by any landlord on the Facilities within the six months prior to the Execution Date. No notice has been received by Mosa or any of the Shareholder Warranting Party stating that, and no Selling Warranting Party has any Knowledge that, the buildings on the Facilities, or the business presently conducted thereon by Mosa, are not in compliance with any applicable Law; and

               (h) Condition. The buildings, plants, structures and fixtures located on the Facilities, including, without limitation, heating, ventilation and air conditioning systems, roof, foundation and floors, are in good condition and repair for their present use in the operation of the Business.

        3.10 ABSENCE OF CERTAIN CHANGES OR EVENTS. Except for: (i) the payment in full of the Bank Debt; (ii) the Consultant Payment Borrowings and the Consultant Payment; and (iii) as set forth in Section 3.10 of the Disclosure Schedule, since December 31, 2001, there has not been for Mosa:

               (a) any event, damage, destruction or loss, whether covered by insurance or not, except for reasonable wear and tear incurred in the Ordinary Course of Business;

               (b) any entry into any commitment or transaction which is not in the Ordinary Course of Business;

               (c) any change in accounting principles, methods or practices, except insofar as may have been required by a change in GAAP;

               (d) any declaration, payment or setting aside for payment of any dividends or distributions, cash or otherwise, in respect to the Mosa Stock, or any redemption, purchase or other acquisition of any shares of Mosa Stock;

               (e) any cancellation of any Indebtedness or other debts or waiver or release of any right or claim, whether or not in the Ordinary Course of Business;

               (f) any revaluations of any Assets or liabilities, including without limitation writing-off notes or accounts receivable;

               (g) any increase in the rate or terms of compensation payable or to become payable to any employees; any bonus, incentive compensation, service award or other benefit granted, made or accrued, contingently or otherwise, for or to the credit of any employees; employee welfare, pension, retirement, profit-sharing or similar payment or arrangement made or agreed to for any employees except for contributions in accordance with prior practice made to, and payments made to employees under, plans and arrangements existing on the date of the most recent Mosa Financial Statements;

               (h) any Tax election or settlement or compromise of any Tax Liability;

               (i) any adoption of a plan of liquidation or resolutions providing for the liquidation, dissolution, merger, consolidation or other reorganization, except for the Merger contemplated by this Agreement;

               (j) any purchase, acquisition, or sale of any Assets, other than in the Ordinary Course of Business;

               (k) any addition to, or modification of, any Employee Plan;

               (l) any amendment, cancellation or termination of any Mosa Contract, other than in the Ordinary Course of Business;

               (m) any failure to pay when due any material obligation;

               (n) any failure to operate the business of Mosa in the Ordinary Course of Business with an effort to preserve the business intact, to keep available the services of their personnel, and to preserve the goodwill of their customers and others having business relations with them;

               (o) any Assets subjected to a Lien;

               (p) any commitment to borrow money entered into, or any loans made or agreed to be made, involving more than $15,000 individually or $25,000 in the aggregate;

               (q) any Liabilities involving more than $15,000 individually or $25,000 in the aggregate which have not been paid in full, other than purchases of Inventory in the ordinary course of business;

               (r) any (i) payment, discharge or satisfaction of any Liabilities or capital expenditure, other than the payment, discharge or satisfaction in the Ordinary Course of Business of Liabilities reflected or reserved against in the Mosa Financial Statements or incurred in the ordinary course of business since the date of the Mosa Financial Statements or (ii) capital expenditures involving $5,000 or more individually and $15,000 or more in the aggregate;

               (s) any expenditures in excess of $15,000 individually or $25,000 in the aggregate which are not reflected as an Asset in the balance sheet accounts or are not deductible for federal income Tax purposes;

               (t) any (i) agreement, commitment or other transaction entered into, other than any agreements involving an expenditure of not more than $15,000 individually or not more than $25,000 in the aggregate entered into in the Ordinary Course of Business or (ii) agreement or commitment entered into involving more than $15,000 that, pursuant to its terms, is not cancelable without penalty on less than thirty days' notice;

               (u) any amendment to any of the charter documents or bylaws of Mosa; or

               (v) any agreement to do any of the things described in the preceding clauses (a) through (u) of this Section 3.10, other than as expressly contemplated or provided for in this Agreement.

        3.11 CONTRACTS. Section 3.11 of the Disclosure Schedule accurately identifies each Mosa Contract. The Shareholders have caused Mosa to deliver to Purchaser accurate and complete copies of all the Mosa Contracts identified in
Section 3.11 of the Disclosure Schedule, including all amendments thereto, except those Mosa Contracts which are oral contracts. Each Mosa Contract is valid and in full force and effect, and is enforceable by Mosa in accordance with its terms subject to (i) Laws of general application relating to bankruptcy, insolvency and the relief of debtors and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies. Mosa is not in violation or breach of any Mosa Contract to which it is a party. There does not exist any event or condition that, after notice or lapse of time or both, would constitute an event of default or breach under any Mosa Contract on the part of Mosa or any other party thereto or would permit the modification, cancellation or termination of any Mosa Contract or result in the creation of any lien upon, or any Person acquiring any right to acquire, any assets of Mosa. No other party to any Mosa Contract is in default thereunder or breach thereof. Mosa has not received in writing any claim or threat that it has breached any of the terms and conditions of any Mosa Contract. The consent of, or the delivery of notice to or filing with, any party to an Mosa Contract, is not required for the execution and delivery by the Shareholder Warranting Parties of this Agreement and any related agreements or the performance of the obligations or transactions contemplated thereby.

        3.12 LITIGATION; COMPLIANCE WITH LAWS; PERMITS. Except as set forth in
Section 3.12 of the Disclosure Schedule, there is no Action pending or threatened in writing before any Governmental Authority, and there is no judgment, decree, award, or order outstanding against Mosa and, to the Knowledge of the Shareholder Warranting Parties, none of the foregoing is threatened against Mosa. Mosa is not in violation of, nor has Mosa violated (i) to its Knowledge, any Law relating to safety standards of products sold by Mosa, (ii) any Law applicable to its Business or operations, including, without limitation, all foreign, federal, state and local energy, public utility, zoning, building code, health, employee safety, labor, wages, collective bargaining, securities, OSHA laws and environmental laws, (iii) any judgment, decree, order, writ, injunction or similar action of any Governmental Authority applicable to Mosa's Business or operations. To the Knowledge of the Shareholder Warranting Parties, all products sold by Mosa in the past five (5) years have complied with all relevant safety standards required by law or by industry guidelines in each jurisdiction where such products have been distributed. All governmental approvals necessary for the conduct of the business of Mosa have been duly obtained and are in full force and effect. There are no proceedings pending or, to the Knowledge of the Shareholder Warranting Parties, threatened, that might result in, and there are no facts or circumstances existing which would be a basis for, the revocation, cancellation or suspension of any such governmental approval, and the execution, delivery and performance of this Agreement, any related agreements, and the consummation of the Merger or the transactions contemplated thereby will not result in, or provide the basis for, any such revocation, cancellation or suspension. Except as set forth on Section 3.12 of the Disclosure Schedule, Mosa holds all Permits and approvals of Governmental Authorities and agencies necessary or desirable for the conduct, ownership, use, occupancy or operation of the Business or the Assets of Mosa, all of which are listed on Section 3.12 of the Disclosure Schedule and complete and correct copies of which have previously been furnished to Purchaser. Except as set forth on Section 3.12 of the Disclosure Schedule, Mosa is and at all times has been in compliance with such Permits and approvals, all of which are in full force and effect, and neither Mosa nor any Shareholder has received any notice (written or oral) to the contrary. Each of the Permits will continue in full force and effect without any change or modification after the consummation of the transactions contemplated by this Agreement, without obtaining any consent, approval, novation or waiver of any Governmental Authority or other third party.

        3.13 INTELLECTUAL PROPERTY.

               (a) For purposes of this Agreement, Intellectual Property is defined as all intellectual property in which Mosa has any right, title, or interest (including a licensed right) or which has been, is being, or is expected to be used, exploited, or commercialized by Mosa in the conduct of its Business, including but not limited to all "Patents" (hereinafter defined), all "Marks (hereinafter defined), all "Copyrights" (hereinafter defined), and all "Confidential Information" (hereinafter defined), as follows:

                      (1) "Patents" is defined to include all concepts, ideas, designs, inventions (whether patentable or not), techniques, all U.S. and foreign patent applications, and all U.S. and foreign patents, including but not limited to the items listed in Section 3.13 of the Disclosure Schedule.

                      (2) "Marks" is defined to include all words, names, logos, symbols, trade names, source indicating indicia, trade dress, trademarks, service marks or any of the aforementioned items, U.S. and foreign applications to register marks, and U.S. and foreign registrations, including but not limited to the items in Section 3.13 of the Disclosure Schedule.

                      (3) "Copyrights" is defined to include all copyrights, U.S. and foreign, whether registered or not, all copyright applications, all copyright registrations, including but not limited to the copyrights in Mosa's business documents and files, customer documents and files, software, product designs and packaging, advertising, promotional material, and software products (whether developed or in development), including but not limited to the items in
Section 3.13 of the Disclosure Schedule.

                      (4) "Confidential Information" is defined to include but is not limited to, proprietary, non-public information, financial information, business trade secrets, marketing information, financial and technical trade secrets, techniques, processes, and know-how. Those items of Confidential Information which have been reduced to writing are set forth in Section 3.13 of the Disclosure Schedule.

               (b) Section 3.13 of the Disclosure Schedule contains a complete and accurate list and description of (i) all Intellectual Property; (ii) all Patents, Marks and Copyrights; (iii) all licenses, written or not, of Intellectual Property; (iv) all licenses and other agreements, written or not, from Mosa to any third party granting any rights or interests in the Intellectual Property; and (v) any and all pending Actions related to the Intellectual Property.

               (c) Except as set forth in Section 3.13 of the Disclosure Schedule, each of the Shareholder Warranting Parties represents and warrants to the Purchaser as of the date hereof, that:

                      (1) Mosa owns or has the right to use all Patents, Marks, Copyrights, Confidential Information, formulae, and other intellectual property necessary for or used in the conduct of its Business as now conducted or currently contemplated to be conducted in the future (the "Required Intellectual Property"), free of any restrictions, and without conflict with the rights of others, and Mosa has not forfeited or otherwise relinquished any such Required Intellectual Property;

                      (2) Mosa has not previously assigned, transferred, conveyed, or otherwise encumbered any right, title or interest in the Intellectual Property, and has not granted any third party any license to use the Intellectual Property in any manner, or any covenant not to sue for any such use of the Intellectual Property;

                      (3) Mosa is the sole owner, free and clear of any lien or encumbrance, security interests, mortgages and charges, and without the payment of any monies or royalty except with respect to off-the-shelf software, of the Intellectual Property;

                      (4) Mosa's rights in the Intellectual Property are valid and enforceable, including, to the Knowledge of the Shareholder Warranting Parties, the Confidential Information;

                      (5) Mosa has taken all actions which are necessary or advisable to acquire and protect the Intellectual Property, consistent with prudent commercial practices;

                      (6) No third party violates, infringes, or otherwise conflicts or interferes with any Copyright, Mark, Confidential Information, or Patent owned or utilized by Mosa or any other Intellectual Property or proprietary right of Mosa;

                      (7) No Shareholder Warranting Party is aware of any facts which would adversely impact the validity and/or enforceability of the Intellectual Property;

                      (8) No Shareholder Warranting Party has received any demand, claim, notice or inquiry from any person in respect of the Intellectual Property which challenges, threatens to challenge or inquires as to whether there is any basis to challenge, the validity of, the rights of Mosa in, or the right of Mosa to use, any such Intellectual Property, and no Shareholder Warranting Party knows of any basis for any such challenge;

                      (9) Neither the Intellectual Property nor the disclosing, copying, making, using, or selling of such Intellectual Property, or products or services embodying such Intellectual Property, violates, infringes, or otherwise conflicts or interferes with any Copyright, Mark, Confidential Information, Patent or any other intellectual property or proprietary right of any third party;

                      (10) No claim has been brought by any person or entity alleging that the Intellectual Property, or the disclosing, copying, making, using, or selling of such Intellectual Property, or products or services embodying such Intellectual Property, violates, infringes, or otherwise conflicts or interferes with any Copyright, Mark, Confidential Information, Patent or any other intellectual property or proprietary right of any third party;

                      (11) Mosa is not subject to any judicial decree, order, judgment, stipulation, or agreement with a third party restricting in any manner the ownership, use, sale, or licensing of the Intellectual Property or any products or service utilizing the Intellectual Property, except for commercial agreements or licenses listed pursuant to Section 3.11 of the Disclosure Schedule;

                      (12) Mosa is not in breach or violation of any agreement relating to any Intellectual Property which would impair Mosa's rights, title, or interest in the Intellectual Property or such agreement; and

                      (13) Except on an arm's-length basis for value and other commercially reasonable terms, Mosa has not granted any license with respect to any Intellectual Property to any person.

        3.14 LIABILITIES AND NET ASSETS. Except as set forth on Section 3.14 of the Disclosure Schedule, Mosa does not have any Liabilities, including Liabilities on account of Taxes or Employee Plans, or in respect thereof, except to the extent specifically reflected and accrued for or reserved against in the Closing Balance Sheet. As of the Execution Date, Mosa's Net Assets are equal to or greater than Mosa's Net Assets on December 31, 2001.

        3.15 TAXES. Except as noted in Section 3.15 of the Disclosure Schedule, Mosa, has timely filed, subject to appropriate extensions, all requisite Mosa Returns relating to any and all material Mosa Taxes, that, if unpaid, might result in a Lien upon any of the Assets, as required and when due for all taxable periods in accordance with provisions of law pertaining thereto, and each such Mosa Return is or will be complete and accurate in all material respects. There are no claims or assessments pending with respect to any Mosa Return for any alleged Mosa Tax deficiency relating to the Business or the Assets, and no Mosa Tax issue has been raised by any taxing authority or representative thereof with respect to any Mosa Return relating to the Business or the Assets. Mosa has furnished to Purchaser copies of all Mosa Returns for Mosa's three most recent tax years, to the extent such Mosa Returns have been filed. Mosa has not given or been requested to give waivers or extensions of any statute of limitations relating to the payment of Mosa Taxes for which such Mosa may be liable. The charges, accruals and reserves with respect to Mosa Taxes reflected on Mosa's Books and Records are a reasonable estimate of Mosa's liability for Mosa Taxes on such Books and Records. There is no tax sharing agreement that will require any payment by Mosa after the Execution Date. All Taxes due and payable by Mosa have been timely paid in full. Mosa has withheld or collected all Taxes required to have been withheld or collected and paid by them on their behalf in connection with amounts paid or owing to any of employees or other Person, and such withheld Taxes have either been duly paid to the proper Governmental Authority or set aside in accounts for such purpose. Mosa has not been a United States real property holding corporation within the meaning of Internal Revenue Code ("Code") Section 897(c)(2) (or any corresponding provision of state, local or foreign Law) during the applicable period specified in Code Section 897(c)(1)(A)(ii) (or any corresponding provision of state, local or foreign Law), and there is no cause to deduct and withhold any amount pursuant to Code Section 1445 (or any corresponding provision of state, local or foreign Law) from any consideration to be paid or given pursuant to the transactions contemplated by this Agreement. Mosa has not filed with respect to any item a disclosure statement pursuant to Code Section 6662 or any comparable disclosure with respect to foreign, federal, state and/or local Laws. Mosa (i) has not been a member of any affiliated group filing a consolidated federal income tax return or (ii) does not have liability for the Taxes of any Person as defined in Code Section 7701(a)(1) under Treas. Reg.
Section 1.1502-6 (or any similar provision of any Law), as transferee or successor, by contract or otherwise. There are no elections in effect made by Mosa pursuant to Code Sections 338 or 336(e) (or any corresponding provision of any Law) or the regulations thereunder and the Company is not subject to any constructive elections under Code Section 338 (or any corresponding provision of any Law) or the regulations thereunder. No Asset of Mosa (i) is subject to a lease under (A) former Section 168(f)(8) of the Code (or any corresponding provision of any Law), or (B) Code Section 7701(h) (or any corresponding provision of any Law); (ii) secures any debt the interest on which is tax-exempt under Code Section 103(a) (or any corresponding provision of any Law); or (iii) is tax-exempt use property within the meaning of Code Section 168(h) (or any corresponding provision of any Law). Mosa has not agreed, nor is it required, to make any adjustment pursuant to Code Section 481(a) by reason of a change in accounting method initiated by Mosa or otherwise. Mosa has made appropriate provision in the Mosa Financial Statements for any Taxes not paid as of the respective dates of each of such Mosa Financial Statements. Mosa has not taken any action that would have the effect of deferring any liability for Taxes for Mosa to any taxable period ending after the Closing Date. None of the income recognized for federal, state, local, foreign or other Tax purposes by Mosa prior to the Closing Date will (i) be derived other than in the Ordinary

Course of Business, or (ii) arise from transactions of a type not reflected in the relevant Mosa Returns for the last taxable period ending prior to the Closing Date. Mosa (i) has not participated in or cooperated with any international boycott within the meaning of Code Section 999 (or any corresponding provision of any Law), (ii) has not disposed of any asset which for Tax purposes has been accounted for under the installment method; (iii) is not a party to any interest rate swap, currency swap or similar transaction;
(iv) has not issued or assumed any corporate acquisition indebtedness within the meaning of Code Section 279(b) (or any corresponding provision of any Law), or any obligation described in Code Section 279(a)(2) (or any corresponding provision of any Law); (v) will not have sustained, as of the Closing Date, an "overall foreign loss" within the meaning of Code Section 904(f) (or any corresponding provision of any Law); nor (vi) except as set forth in Section
3.15 of the Disclosure Schedule, will not have, as of the Closing Date, any "non-recaptured net Section 1231 losses" within the meaning of Code Section 1231(c) (or any corresponding provision of any Law).

        3.16 ENVIRONMENTAL MATTERS.

               (a) There are no Actions pending or, to the Knowledge of the Shareholder Warranting Parties, threatened against Mosa that involve, or relate to, Environmental Conditions, Environmental Noncompliance or the release, use or disposal of any Hazardous Materials at any Facility or previously owned, leased, used or operated by Mosa (individually a "Previous Facility"). Mosa has not received any notice of any violation of any Environmental Law relating to any Facility or Previous Facility.

               (b) There are no Hazardous Materials being stored or otherwise held on, under or about any Facility by Mosa or, to the Knowledge of the Shareholder Warranting Parties, any other Persons and no Hazardous Materials were used, stored or otherwise held on, under or about any Previous Facility by Mosa or any other Persons during the time Mosa owned, leased, used or operated such Previous Facility. Each Facility has been maintained by Mosa in compliance with all Environmental Laws and each Previous Facility was maintained by Mosa in compliance with all Environmental Laws during the time Mosa owned, leased, used or operated the Previous Facility.

               (c) No Facility or Previous Facility is listed in the United States Environmental Protection Agency's National Priorities List of Hazardous Waste Sites under CERCLA or any similar state list, schedule, log, inventory or record (however defined), of sites from which there has been a release of Hazardous Materials.

               (d) All transfer, transportation or disposal of Hazardous Materials by Mosa to properties not owned, leased or operated by Mosa has been in compliance with applicable Environmental Laws. Mosa has not transported or arranged for the transportation of any Hazardous Materials to any location which is (A) listed on the United States Environmental Protection Agency's National Priorities List of Hazardous Waste Sites under CERCLA or any similar state list, schedule, log, inventory or record (however defined), of sites from which there has been a release of Hazardous Materials; (B) listed for possible inclusion on the National Priorities List by the Environmental Protection Agency in CERCLIS or any similar state or local list; or (C) the subject of any Action with respect to Mosa brought or instigated by any governmental authority or other Person in connection with any Environmental Law whether or not seeking environmental costs.

               (e) There has not been, and is not now occurring, any Release of any Hazardous Material on, in, under, about, or from any Facility by Mosa or, to the Knowledge of the Shareholder Warranting Parties, by any other Person, including a Release that has come to be located on or under a Facility from another location.

               (f) No above ground or underground storage tanks or wells are located on, under or about any Facility, or have been located on, under or about any Facility by Mosa or, to the Knowledge of the Shareholder Warranting Parties, by any other Person, and then subsequently been removed or filled. If any such storage tanks exist on, under or about any Facility, such storage tanks have been duly registered by Mosa or, to the Knowledge of the Shareholder Warranting Parties, by any other Person, with all appropriate governmental entities and are otherwise in compliance with all applicable Environmental Laws.

        3.17 EMPLOYEE BENEFIT PLANS. Section 3.17 of the Company Disclosure Schedule lists each employee pension, profit sharing, deferred compensation, severance, cafeteria, stock option, stock purchase, incentive, golden parachute, bonus, group or individual medical and health benefits, welfare, insurance or other employee benefit plan, program or arrangement (the "Employee Plans") regardless of whether such plan is described in Section 3 of ERISA, which is maintained by Mosa on behalf of the employees of Mosa. There is no Employee Plan, nor has Mosa at any time maintained, administered, contributed or been required to contribute to any "employee pension benefit plan" as defined in
Section 3(2) of ERISA, which is subject to the minimum funding requirements of
Section 412 of the Code or Section 302 of ERISA, or the provisions of Title IV of ERISA. Each Employee Plan and any related trust agreement, annuity contract or other funding instrument which is intended to be qualified and tax-exempt under the provisions of Section 401(a) (or 403(a) as appropriate) of the Code and Section 501(a) of the Code is so qualified and has been so qualified during the period from its adoption to date. Each Employee Plan, any related trust agreement, annuity contract or other funding instrument complies in all respects and has been maintained in compliance with its terms and, both as to form and in operation, with the requirements prescribed by any and all statutes, orders, rules and regulations which are applicable to such plans, including but not limited to ERISA and the Code. Neither Mosa nor any plan fiduciary of any Employee Plan has engaged in any transaction in violation of Section 406(a) or
(b) of ERISA or any "prohibited transaction," as defined in Section 4975(c)(1) of the Code, for which no exemption exists under Section 4975(c)(2) or 4975(d) of the Code. Each Employee Plan, related trust agreement, annuity contract or other funding instrument is a legal, valid and binding obligation of Mosa and is in full force and effect. Mosa does not have any obligation to make any payment to or with respect to any former employee pursuant to any retiree medical benefit or other Employee Plan, except as required under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, and no condition exists which would prevent Mosa from amending or terminating any such Employee Plan. Mosa would not have any obligation to make any severance or other payments to any employee if such employee was terminated prior to, at or after the Closing. No benefit, payment or other entitlement under any Employee Plan, or under any agreement relating to the employment of employees of Mosa, will be established or become accelerated, vested, payable or funded by reason of the execution and delivery of this Agreement, or any of the transactions contemplated under this Agreement. There are no Actions pending, or to the Knowledge of the Shareholder Warranting Parties, threatened with respect to any Employee Plan, other than claims for the payment of benefits in the ordinary course of operation of such Employee Plan.

        3.18 EMPLOYEES. Section 3.18 of the Disclosure Schedule (i) lists the names and titles of all current employees of Mosa, whether they are full or part time employees or temporary employees with each of their hourly rates or target salaries (including amounts subject to performance criteria) and the current annual salary payable to each such employee as of the date of this Agreement and
(ii) lists the names and former titles of all former employees of Mosa whose employment terminated since June 1, 2000, the date of such termination, where such employee was employed and the reason for such termination. All employees of Mosa are "at will" under oral agreement, and except as set forth on Section 3.18 of the Disclosure Schedule, there are no other employment agreements or obligations. Mosa is not bound by any union or collective bargaining agreement or other agreement, written or oral, with any trade or labor union, employees' association or similar organization nor is Mosa subject to any pending or, to the Knowledge of the Shareholder Warranting Parties, threatened labor dispute or organization activity. There are no pending claims or Actions which have been asserted or instituted asserting employment discrimination, disability, wage and hour, wrongful discharge, harassment, breach of contract, defamation, invasion of privacy, unemployment compensation, employee safety or other similar claims under which Mosa may have liability, contingent or otherwise. There are no present or threatened Actions, work stoppages or other labor difficulties relating to Mosa. No unfair labor practice, wrongful termination, or race, sex, age, disability or other discrimination, complaint is pending, nor is any such complaint threatened, nor are there any facts or circumstances which would form a basis for such complaint, against Mosa before the National Labor Relations Board, Equal Employment Opportunity Commission or any other Governmental Authority, and no grievance is pending, nor is any grievance threatened, nor are there any facts or circumstances which anyone would claim would form a basis for a grievance, against Mosa.

        3.19 MATERIAL SUPPLIER RELATIONSHIPS. Section 3.19 of the Disclosure Schedule lists Mosa's twenty (20) largest suppliers during the fiscal year ended May 31, 2001 and for the seven (7) month period ended December 31, 2001. No material supplier to Mosa has notified any Shareholder Warranting Party or Mosa that it intends to terminate or substantially alter its existing business relationship with Mosa.

        3.20 ACCOUNTS RECEIVABLE. Section 3.20 of the Disclosure Schedule sets forth a true and complete list of all Accounts Receivable and the aging thereof as of May 31, 2001 and December 31, 2001. Except as set forth in such Section
3.20 of the Disclosure Schedule all such Accounts Receivable (a) arose in the Ordinary Course of Business in bona fide transactions, (b) constitute only valid claims which, subject to the reserves set forth on Section 3.20 of the Disclosure Schedule, are not subject to valid counterclaims, set-offs or outstanding disputes, and (c) are to the Knowledge of the Shareholder Warranting Parties fully collectible within 90 days and have no credits or rebates relating thereto. The reserves on the Accounts Receivable set forth on Section 3.20 of the Disclosure Schedule were determined in accordance with GAAP consistent with past practice. There has not been any adverse change in the aging of the Mosa Accounts Receivable since May 31, 2001.

        3.21 INVENTORY. Except as reserved for in the Mosa Financial Statements, all Inventory (i) is of good and merchantable quality, (ii) is salable and usable in the Ordinary Course of Business for the purpose for which it was procured or manufactured, (iii) is adequate but not excessive for the operation of the business of Mosa, and (iv) is not obsolete, damaged or defective.

        3.22 INSURANCE. Section 3.22 of the Disclosure Schedule lists all Policies, the expiration date of such Policies, the deductibles and limits set forth in such Policies and the annual premiums for such Policies. All such Policies were maintained in effect by Mosa through the Closing Date. Mosa has paid all premiums due, and has otherwise performed its obligations under the Policies. Mosa shall furnish promptly to Purchaser all such information concerning the Policies and Mosa's insurance coverage as Purchaser shall reasonably request. The Policies are (a) sufficient for compliance with all requirements of all contracts to which Mosa is a party and all laws applicable to Mosa and (b) to the Knowledge of Shareholder Warranting Parties, provide adequate insurance coverage in scope and nature for the Business and the Assets. Mosa is not in default under any Policy, and Mosa has not failed to give any notice or to present any claim under any Policy in a due and timely fashion when the effect of such default or such failure would be to render a material claim uninsured. Mosa has not received any notice from any insurer advising of reduced coverage or increased premiums on existing Policies. Except as set forth in
Section 3.22 of the Disclosure Schedule, there are no outstanding unpaid claims under any Policies. The Policies are in full force and effect.

        3.23 BROKERS. Except for an oral agreement between Mosa and Clay Linford, the terms of which are set forth in Section 3.23 of the Disclosure Schedule (the "Linford Agreement"), neither Mosa nor any Shareholder has retained any broker or finder in connection with any of the transactions contemplated by this Agreement, and neither Mosa nor any Shareholder has incurred or agreed to pay, or taken any other action that would entitle any Person to receive, any brokerage fee, finder's fee or other similar fee or commission with respect to any of the transactions contemplated by this Agreement.

        3.24 INVESTMENT INTENT. The Shareholders are acquiring the Closing Payment Shares for their own account, and not with a view to, or for sale in connection with, any distribution of any of such Closing Payment Shares and the Earnout Shares, if any.

        3.25 TRANSACTIONS. Except as set forth in Section 3.25 of the Disclosure Schedule, no current employee of Mosa, or any member of the immediate family of any such employee or any other Affiliate of Mosa or employee is presently a party to any agreement, arrangement or other transaction with Mosa, or has an interest in any party to an Mosa Contract.

        3.26 PAYMENTS. Mosa has never violated, in any respect, the United States Foreign Corrupt Practices Act, which is enforced by the U.S. Justice Department and the U.S. Securities Exchange Commission. Mosa has not, directly or indirectly, paid or delivered any fee, commission or other sum of money or item of property, however characterized, to any finder, agent, government official, Governmental Authority or other Person, in the United States or any other country, which is in any manner related to the business or operations of Mosa which to the Knowledge of Mosa have been illegal under any Law of the United States or the Laws of any other country having jurisdiction; and Mosa has not participated, directly or indirectly, in any boycotts or other similar practices affecting any of its actual or potential customers or which violate any applicable Law.

        3.27 CUSTOMS. Mosa and each of the Shareholders has complied, in all respects, with all United States Laws governing the importation and exportation of products, parts, components, commodities, software and technology with respect to Mosa or its Business, including, without limitation, the Laws administered by the following agencies: (1) the U.S. Customs Service of the U.S. Treasury Department; (2) the Office of Foreign Assets Control of the U.S. Treasury Department; (3) the Bureau of Export Administration of the U.S. Commerce Department; and (4) the Office of Defense Trade Controls of the U.S. State Department.

        3.28 DISTRIBUTION AGREEMENTS. Set forth in Section 3.28 of the Disclosure Schedule, is a list of all Contracts between Mosa and any distributor of its products, whether written or oral ("Distribution Agreements"). Except as expressly disclosed in Section 3.28 of the Disclosure Schedule, all such Distribution Agreements are terminable at will by Mosa, with or without cause, without prior notice and without any costs, liability or penalty to Mosa for such termination.

        3.29 SOURCING AND PRODUCT DEVELOPMENT AGREEMENTS. Set forth in Section
3.29 of the Disclosure Schedule, is a list of all Contracts between Mosa and any manufacturer or developer of its products, whether written or oral, including but not limited to Mosa's Contract with Million Concepts ("Sourcing Agreements"). Except as expressly disclosed in Section 3.29 of the Disclosure Schedule, all such Sourcing Agreements are terminable at will by Mosa, with or without cause, without prior notice and without any costs, liability or penalty to Mosa for such termination.

        3.30 DISCLOSURE. The representations and warranties of the Shareholder Warranting Parties herein, or in any document, exhibit, statement, certificate or schedule furnished by or on behalf of the Shareholder Warranting Parties to Purchaser as required by this Agreement, do not contain and will not contain any untrue statement of a material fact and do not omit and will not omit to state any material fact necessary in order to make the statements herein or therein, in light of the circumstances under which they were made, not misleading. There are no material facts or circumstances relating to the Shareholder Warranting Parties which have not been disclosed herein to Purchaser.

        3.31 CONSENTS. The Shareholder Warranting Parties have obtained all consents, approvals, authorizations of or notifications to any Persons (including Governmental Authorities) required to consummate the Merger and the transactions contemplated by this Agreement and continue the Mosa Contracts and all relevant Permits and licenses in full force and effect after the Closing and the consummation of the Merger with the same terms as in effect prior to Closing (the "Closing Consents").

        3.32 DISCHARGE OF OBLIGATIONS. The Shareholder Warranting Parties have caused any obligations relating to the Excluded Liabilities to be discharged, and any Liens on the Mosa Stock or Assets to be released by the applicable parties.

        3.33 SHAREHOLDER CONSENT; NO DISSENTING SHARES. All shares of Mosa capital stock eligible to vote have voted in favor of the Merger at a duly called meeting of Mosa's shareholders or by unanimous written consent and, to the satisfaction of Purchaser and its counsel, there are no shares of Mosa capital stock which are eligible to become Dissenting Shares under the Corporation Law.

                                   ARTICLE IV

         REPRESENTATIONS AND WARRANTIES OF PURCHASER WARRANTING PARTIES

SECTION 4. REPRESENTATIONS AND WARRANTIES OF PURCHASER WARRANTING PARTIES

        Subject to the limitations set forth in Section 8 and elsewhere in this Agreement and unless otherwise indicated herein, Parent and Sub, prior to the Effective Time and Parent and the Surviving Corporation after the Effective Time (the "Purchaser Representing Parties") represent and warrant to the Shareholders as of the Execution Date:

        4.1 GOOD STANDING AND CORPORATE POWER OF PURCHASER. Parent is a corporation duly organized, validly existing and in good standing under the laws of Delaware, and has all necessary corporate power to perform its obligations under this Agreement. Sub is a corporation duly organized, validly existing and in good standing under the laws of California, and has all necessary corporate power to perform its obligations under this Agreement.

        4.2 AUTHORIZATION. The execution, delivery and performance of this Agreement on behalf of the Purchaser have been duly authorized by all necessary action by Purchaser. This Agreement constitutes a legal, valid and binding obligation of Purchaser, enforceable against Purchaser in accordance with its terms, subject to (a) laws of general application relating to bankruptcy, insolvency and the relief of debtors and (b) rules of law governing specific performance, injunctive relief and other equitable remedies.

        4.3 EFFECT OF AGREEMENT. The execution and delivery by Purchaser of this Agreement and the documents required hereunder and the consummation by Purchaser of the transactions contemplated hereby: (a) will not result in the breach of any of the terms and provisions of, or result in a termination or modification of, or constitute a default under, or conflict with any agreement or other instrument by which Purchaser is bound, or conflict with any judgment, decree, order or award of any court, governmental body, or arbitrator, or any applicable Law, rule or regulation which would have a Purchaser Material Adverse Effect and
(b) do not require the consent of any Governmental Authority or third party.

        4.4 BROKERS. Purchaser has not retained any broker or finder in connection with any of the transactions contemplated by this Agreement, nor has Purchaser incurred or agreed to pay, or taken any other action that would entitle any Person to receive, any brokerage fee, finder's fee or other similar fee or commission with respect to any of the transactions contemplated by this Agreement.

        4.5 TITLE TO STOCK. At the Effective Time, the Shareholders will acquire good title to the Closing Payment Shares and, on the applicable Earnout Payment dates, the Shareholders will acquire good title to the Earnout Shares, if any, free of (a) any Liens or encumbrances, except for any encumbrances created by or through the Shareholders or any of the Shareholders' Associates and (b) restrictions on the sale or transfer thereof under the Act and/or applicable state "Blue Sky" statutes solely with respect to the Earnout Shares, if any.

        4.6 LITIGATION; COMPLIANCE WITH LAWS. There is no Action or governmental investigation pending before any Governmental Authority, and there is no judgment, decree, award or order outstanding or threatened against Purchaser that Purchaser reasonably believes would interfere with the execution by Purchaser of this Agreement or the performance or consummation by Purchaser of the Merger or of the transactions and its obligations as contemplated herein.

        4.7 DISCLOSURE. The representations and warranties of the Purchaser Warranting Parties contained herein, or in any document, exhibit, statement, certificate or schedule furnished by or on behalf of the Purchaser Warranting Parties to Shareholders as required by this Agreement, do not contain and will not contain any untrue statement of a material fact and do not omit and will not omit to state any material fact necessary in order to make the statements herein or therein, in light of the circumstances under which they were made, not misleading.

                                    ARTICLE V

                                OTHER AGREEMENTS

        5.1 CONFIDENTIALITY. The Parties hereto shall hold in strict confidence, and shall cause each of their Associates to hold in strict confidence, all documents and information obtained with respect to all the Parties hereto and any and all of their Associates. The parties hereto shall not permit any of such documents or information to be improperly utilized or to be disclosed or conveyed to any other Person. Without limiting the generality of the foregoing, the parties hereto shall not disclose to any Person, and shall not permit any of their Associates to disclose to any Person, the existence of this Agreement or any of the terms or provisions hereof. Subject to the provisions of Section 9.2 and notwithstanding anything to the contrary contained herein, Purchaser shall be entitled to issue press releases regarding the transactions contemplated by this Agreement after the Closing.

        5.2 FURTHER AGREEMENTS. The Parties hereto shall use all reasonable efforts to take, or cause to be taken, all actions necessary to consummate the transactions contemplated by this Agreement.

        5.3 SHAREHOLDER APPROVAL. In accordance with the Corporation Law and Mosa's articles of incorporation and bylaws, the execution of this Agreement shall constitute approval of this Agreement and the Merger by Mosa's shareholders by written consent in lieu of an annual or special meeting. The Shareholders agree that no Shareholder will revoke or otherwise amend such approval of this Agreement and the Merger.

        5.4 LINFORD PAYMENT AND RELEASE. Payment of $214,000 to Clay Linford in full satisfaction of any and all fees and expenses due him pursuant to the Linford Agreement was paid prior to the Closing (the "Linford Payment"). In connection with the foregoing, Linford delivered to Purchaser, Mosa and the Shareholders at the Closing a release satisfactory to such parties (the "Linford Release").

        5.5 GUIMERA FEES. Payment of $75,688.27 to Guimera & Guimera pursuant to an invoice date April 12, 2002, in full satisfaction of any and all fees and expenses due or incurred for services rendered to Mosa through and including the Closing Date ("Guimera Fees") has been paid prior to the Closing Cash.

        5.6 KEY EMPLOYEES. Purchaser and the Key Employees entered into employment agreements at the Closing containing terms and conditions substantially in the forms attached hereto and made a part hereof as Exhibit G (the "Employment Agreements") and each Shareholder and Consultant, as the former holder of the Consultant Option, at the Closing entered into a non-competition agreement containing terms and conditions substantially in the form attached hereto and made a part hereof as Exhibit H (the "Non-Compete Agreements").

        5.7 CONSULTANT OPTION. Immediately prior to the Closing, Mosa paid Consultant the sum of $730,000 (the "Consultant Payment") in exchange for Consultant's termination, relinquishment and release of all of his rights, title and interests in the capital stock of Mosa (the "Consultant Release") including any rights held by Consultant pursuant to that certain option agreement between Consultant and Mosa whereby Consultant received the right to acquire five (5%) of Mosa's capital stock (the "Consultant Option"). The proceeds for the Consultant Payment were obtained by Mosa through increases in the Bank Debt (the "Consultant Payment Borrowings").

        5.8 CALCULATION OF SUBJECT DEPARTMENTS' EXPENSES. The Shareholders agree to prepare and deliver to Surviving Corporation and Parent in writing no later than ten (10) days after the Execution Date a calculation of Subject Departments' Expenses (the "Mosa Expense Calculation"). Surviving Corporation and the Parent shall have ten (10) Business Days to notify Shareholders in writing as to any objection(s) they may have to the Mosa Expense Calculation and the basis for such objection(s). Upon timely delivery of such objection(s), the Shareholders and Parent agree to confer with regard to the matter and appropriate adjustment(s) to the Mosa Expense Calculation shall be made as agreed upon by the Parties. If Parent or the Surviving Corporation timely objects to the Mosa Expense Calculation and the Parties are unable to resolve their differences within thirty (30) days after the delivery of such objection(s), any Party may thereafter notify the Independent Accountant, who shall adjudicate any issues still in dispute and whose decision on the matter shall be binding on the Parties. The fees and expenses of the Independent Accountant with respect to this matter shall be allocated by the Independent Accountant in accordance with its view of the merits of the Parties' positions in this dispute.

                                   ARTICLE VI

                             POST-CLOSING COVENANTS

        6.1 REGISTRATION OBLIGATION. Purchaser shall use commercially reasonable efforts to file with the SEC a registration statement (the "Registration Statement") on Form S-3, or any other filing form which Purchaser shall deem appropriate, no later than thirty (30) days after the Closing Date, with respect to the sale of the Closing Payment Shares held and the Earnout Shares which may be acquired by the Shareholders. Purchaser shall use commercially reasonable efforts to cause such Registration Statement to become effective within ninety
(90) days following the Closing Date and shall keep the Registration Statement effective, subject to appropriate "blackout" periods, until the earlier of (i) eighteen (18) months after its effective date; (ii) the date on which all of the Closing Payment Shares or Earnout Shares which may be acquired, if any, have been sold thereunder, or (iii) the date on which all of the Closing Payment Shares or Earnout Shares which have been acquired, if any, may be immediately sold pursuant to Rule 144 without registration under the Securities Act of 1933, as amended. A Registration Rights Agreement (the "Registration Rights Agreement"), the form of which is attached hereto and made a part hereof as Exhibit F, shall be executed by Purchaser and each Shareholder more particularly describing and setting forth the terms and conditions and obligations of Purchaser and the Shareholders with respect thereto.

        6.2 LENECK LITIGATION. Purchaser and each of the Shareholders agree that all costs and expenses (including attorneys' fees) incurred by Mosa, the Surviving Corporation or Parent after the Closing Date in connection with the Leneck Litigation, including without limitation any amounts paid to settle the Leneck Litigation, after taking into consideration any tax deductions which Surviving Corporation is entitled to take as a result of payment of such costs and expenses (collectively, the "Litigation Costs"), shall be paid as follows:

               (a) The initial Litigation Costs up to $750,000 shall be paid by Surviving Corporation as follows: (i) first by utilizing the Required Funds;
(ii) next by reducing the Earnout Payments, if any, but only to the extent Litigation Costs exceed the Required Funds; and (iii) lastly by utilizing the Surviving Corporation's cash, but only to the extent the Litigation Costs exceed the sum of the amounts payable pursuant to Sections 6.2(a) (i) and (ii); and

               (b) Any Litigation Costs in excess of $750,000 shall be paid jointly and severally by the Shareholders within ten (10) Business Days of written demand by Parent for such payment.

        6.3 TAX REFUNDS. To the extent that the sum of the Closing Cash and the proceeds of the Income Tax Receivable received by the Surviving Corporation exceeds $300,000, the Surviving Corporation shall pay to the Shareholders such excess within five (5) Business Days after the Surviving Corporation receives the proceeds of the Income Tax Receivable (if Closing Cash exceeds $300,000, such excess shall be paid within five (5) Business Days after the Closing Balance Sheet is finally determined). Any payments to the Shareholders under this Section 6.3 shall be divided among the Shareholders in the same proportion as the Cash Portion is divided among the Shareholders.

        6.4 MOSA TAX RETURNS THROUGH THE CLOSING DATE. The Shareholders agree to be jointly and severally responsible for the preparation and filing, in a timely manner, on behalf of Mosa the federal and state income Tax Returns for the period from June 1, 2001 through the Closing Date (the "Pre-Closing Period Tax Returns") and the Surviving Corporation agrees to pay all reasonable expenses in connection therewith. The Pre-Closing Period Tax Returns shall be subject to Surviving Corporation's and Parent's review and approval prior to their filings with the applicable taxing authorities. The Shareholders agree not to make a 341(f) election under the Code. The Purchaser agrees to make available to the Shareholders and their representatives, upon reasonable prior notice, during business hours, such Books and Records as may be necessary for the preparation of the Pre-Closing Period Tax Returns.

        6.5 SURRENDER OF INDEMNIFICATION RIGHTS. In the event of a breach of this Agreement by any Shareholder Warranting Party, each Shareholder agrees that neither Purchaser nor Surviving Corporation shall have any obligation to indemnify any Shareholder for any action taken or not taken by such Shareholder (or any other occurrence transpiring) on behalf of Mosa with respect to such breach.

        6.6 CLOSING BALANCE SHEET. Within three (3) weeks of the Closing, the Shareholders shall deliver to the Purchaser the Closing Balance Sheet, pursuant to Section 1.9(b).

                                   ARTICLE VII

                                   THE CLOSING

        SECTION 7. THE CLOSING. The Closing occurred at the offices of Jeffer, Mangels, Butler & Marmaro LLP, 2121 Avenue of the Stars, Los Angeles, CA. 90067 at 10:00 a.m. (California time) on the Execution Date (the "Closing"). At or prior to the Closing the following documents were executed and/ or delivered by the Parties:

        7.1 PURCHASER DELIVERIES. Purchaser executed and/or delivered to the Shareholders, the following:

               (a) the Cash Portion and the Closing Payment Shares;

               (b) Registration Rights Agreement;

               (c) Merger Agreement;

               (d) opinion of Craig Gosselin, General Counsel of Parent; and

               (e) such other certificates, agreements, undertakings and instruments, in form and substance reasonably satisfactory to the Shareholders and the Shareholders' counsel, as shall be necessary to effectuate the transactions contemplated by this Agreement.

        7.2 MOSA AND SHAREHOLDER DELIVERIES. Mosa and/or the Shareholders, as the case may be, executed and/or delivered to the Purchaser, the following:

               (a) certificates representing all of the Mosa Stock;

               (b) Registration Rights Agreement;

               (c) Closing Consents;

               (d) Employment Agreements;

               (e) Non-Compete Agreements;

               (f) Shareholder Proxies;

               (g) Merger Agreement;

               (h) Subscription Agreement and Investor's Questionnaires in the form attached hereto and made a part hereof as Exhibit I;

               (i) evidence in form and substance acceptable to the Purchaser and its counsel that the Consultant Option has been terminated and all of Mosa's obligations thereunder have been satisfied, the Consultant Payment has been made and delivery of the Consultant Release, pursuant to Section 5.7;

               (j) opinion of Guimera & Guimera, counsel to the Shareholders;

               (k) evidence that the approval by the Shareholders of the Merger remains valid and is sufficient to constitute the required approval of the Merger by holders of the capital stock of Mosa in accordance with the Corporation Law;

               (l) evidence the Linford Payment has been made and delivery of the Linford Release, pursuant to Section 5.4;

               (m) evidence the Guimera Fees have been paid, subject to Section 5.5; and

               (n) evidence in form and substance acceptable to the Purchaser and its counsel that the Bank Debt has been paid in full and all of Mosa's obligations thereunder have been satisfied and that Washington Mutual Bank, FA has release any and all Liens on the Assets of Mosa; and

               (o) such other certificates, agreements, undertakings and instruments, in form and substance reasonably satisfactory to the Purchaser and its counsel, as shall be necessary to effectuate the transactions contemplated by this Agreement.

                                  ARTICLE VIII

                       INDEMNIFICATION AND RELATED MATTERS

        8.1 SURVIVAL OF REPRESENTATIONS AND WARRANTIES, INDEMNIFIABLE CLAIMS.

               (a) All representations, covenants, agreements and warranties of each of the parties hereto made in this Agreement shall survive the Closing for a period of four (4) years from the Closing Date; provided, however, that (i) Tax Warranties, the ERISA Warranties and the Environmental Warranties shall survive until their respective Statute of Limitations Date; and (ii) Title and Authorization Warranties and any representation or warranty which is inaccurate or incomplete because of fraud of Purchaser or any Shareholder shall survive forever. Notice with respect to any claim pursuant to the Tax Warranties, the ERISA Warranties and the Environmental Warranties shall be given to the Shareholders not later than the applicable Statute of Limitations Date. The right to recover Damages on any claim shall not be affected by the termination of any representations and warranties as set forth above provided that notice of the existence of such claim has been given prior to such termination. In the event any Purchaser Indemnity Claim is asserted, except for Title and Authorization Warranties which shall be several and not joint as between the Poes and the Akeleys, the Shareholders (but not Mosa) jointly and severally agree to indemnify each of the Purchaser Indemnified Parties against, and agree to hold each of them harmless from, any and all Losses incurred or suffered by them relating to, arising out of, or in connection with such Purchaser Indemnity Claim.

               (b) Subject to the requirements and limitations in Section 8.1(a), Purchaser and any of its Affiliates, officers, directors, agents, successors, representatives and assigns ("Purchaser Indemnified Parties") shall be entitled to assert a claim for indemnification under this Section 8 against the Shareholder Warranting Parties (other than Mosa) after the Closing (the "Shareholder Indemnifying Parties") for any Damages, resulting from, arising out of or incurred with respect to: (i) a breach of any representation or warranty, covenant, required delivery, or any other agreement or obligation of any Shareholder Warranting Party contained (x) herein, (y) in the schedules, exhibits, certificates or any other documents attached hereto or delivered in connection herewith (including but not limited to the Disclosure Schedule), or
(z) in any Transaction Document; (ii) any inaccuracy or misrepresentation contained in any statement, certificate, Disclosure Schedule or Transaction Document furnished by Mosa or any Shareholder Warranting Party to Purchaser in connection with this Agreement or the transactions contemplated hereby; (iii) relating to any Excluded Liability; or (iv) relating to the Note (a "Purchaser Indemnity Claim").

               (c) Subject to the notice and limitations in Section 8.1(a), from and after the Closing, the Shareholders and any of their Affiliates, officers, directors, agents, successors, representatives and assigns ("Shareholder Indemnified Parties") shall be entitled to assert a claim for indemnification under this Section 8 against Parent or the Surviving Corporation for any Damages resulting from, arising out of or incurred with respect to: (i) a breach of any representation, warranty, covenant, required delivery, or any other agreement of any Purchaser Warranting Party contained (x) herein, (y) in the schedules, exhibits, certificates or any other documents attached hereto or delivered in connection herewith, or (z) in any Transaction Document or (ii) any inaccuracy or misrepresentation contained in any statement, certificate or Transaction Document furnished by Purchaser to the Shareholders in connection with this Agreement or the transactions contemplated hereby (a "Shareholder Indemnity Claim").

        8.2 PURCHASER INDEMNITY CLAIMS. In the event Purchaser becomes aware of any Purchaser Indemnity Claim pursuant to this Section 8, Purchaser shall give the Shareholder Indemnifying Parties written notice (the "Purchaser Indemnity Notice"), together with all documents and information reasonably necessary to substantiate the Damages and the claim which gives rise to such Damages. Unless the Shareholders deliver written notice to Purchaser on or prior to the twentieth (20th) Business Day after delivery of the Purchaser Indemnity Notice, specifying in reasonable detail all disputed items and the basis therefore, the Shareholder Indemnifying Parties shall be deemed to have accepted and agreed that such a Purchaser Indemnity Claim is a claim for which Purchaser are entitled to indemnification pursuant to this Section 8 (a "Purchaser Covered Indemnity Claim"). If the Shareholders deliver such objection notice within such time, Purchaser and the Shareholders shall, within ten (10) Business Days following the delivery of such objection notice, attempt to resolve their differences and any written resolution by them shall be final, binding and conclusive. At the conclusion of such period, any amounts remaining in dispute shall be submitted to arbitration in accordance with Section 9.4 for resolution of whether it is a Purchaser Covered Indemnity Claim; provided, however, that if any Purchaser Covered Indemnity Claim is also covered by insurance, the indemnified party agrees to first seek payment from the insurance company, and in the event such payment is not received within one hundred twenty (120) days after the Purchaser Covered Indemnity Claim is first asserted, the indemnified party shall then be entitled to receive payment from the indemnifying party, who will then have a right of subrogation against the insurance company. The source of payment of a Purchaser Covered Indemnity Claim shall be the Shareholder Indemnifying Parties.

        8.3 SHAREHOLDER INDEMNITY CLAIMS. In the event any Shareholder Indemnified Party becomes aware of any Shareholder Indemnity Claim pursuant to this Section 8, such Shareholder Indemnified Party shall give Purchaser and the Shareholders written notice (the "Shareholder Indemnity Notice"), together with all documents and information reasonably necessary to substantiate the Damages and the claim which gives rise to such Damages. Unless Purchaser delivers written notice to the Shareholder Indemnified Party or in the event more than one Shareholder Indemnified Party is entitled to assert such Shareholder Indemnity Claim, to the Shareholders on or prior to the twentieth (20th) Business Day after delivery of the Shareholder Indemnity Notice, specifying in reasonable detail all disputed items and the basis therefore, Purchaser shall be deemed to have accepted and agreed that such a Shareholder Indemnity Claim is a claim for which the applicable Shareholder Indemnified Party is entitled to indemnification pursuant to this Section 8 (a "Shareholder Covered Indemnity Claim"). If Purchaser delivers such objection notice within such time, Purchaser and the Shareholder Indemnified Party or the Shareholders, as the case may be, shall, within ten (10) Business Days following the delivery of such objection notice, attempt to resolve their differences and any written resolution by them shall be final, binding and conclusive. At the conclusion of such period, any amounts remaining in dispute shall be submitted to arbitration in accordance with Section 9.4 for resolution of whether it is a Shareholder Covered Indemnity Claim; provided, however, that if any Shareholder Covered Indemnity Claim is also covered by insurance, the indemnified party agrees to first seek payment from the insurance company, and in the event such payment is not received within one hundred twenty (120) days after the Shareholder Covered Indemnity Claim is first asserted, the indemnified party shall then be entitled to receive payment from the indemnifying party, who will then have a right of subrogation against the insurance company. The source of payment of a Shareholder Covered Indemnity Claim shall be Purchaser.

        8.4 BASKET AND LIMITATION FOR PURCHASER INDEMNITY CLAIMS. Shareholder Indemnifying Parties shall not be required to pay Damages to Purchaser pursuant to this Section 8 unless and until the aggregate amount of Damages of Purchaser Indemnified Parties exceeds $50,000, at which time all Damages from the first dollar shall be payable. In addition, the liability of the Shareholder Indemnifying Parties under this Section 8 shall be limited to the Merger Consideration.

        8.5 DEFENSE OF THIRD PARTY CLAIMS. Should any claim be made or suit, audit, examination or other Action be instituted against an Indemnitee by any party pursuant to which Indemnitee is entitled to indemnification under this
Section 8 (a "Third Party Claim"), the obligations and liabilities of the parties under this Agreement with respect to such Third Party Claim shall be subject to the following terms and conditions:

               (a) Indemnitee shall give each Indemnitor written notice of any Third Party Claim promptly after receipt by Indemnitee of notice of such claim, and Indemnitors may, undertake control of the defense of such Third Party Claim by a single counsel chosen by

Indemnitors and reasonably acceptable to Indemnitee. Indemnitee and Indemnitors may have the same counsel unless Indemnitee notifies Indemnitors that there are conflicts of interest which render such joint defense inadvisable. In the event Indemnitee has conflicts of interests which render representation by a single counsel inadvisable, Indemnitee may elect to retain additional counsel; provided, however, that Indemnitors shall only be responsible for the fees and expenses of one additional counsel. In addition, Indemnitee may participate in the defense through counsel of Indemnitee and at the expense of Indemnitee. If Indemnitee does not consent to the Indemnitors undertaking the defense of such Third Party Claim as a result of conflicts of interests, or Indemnitors fail or refuse to undertake the defense of such Third Party Claim within fifteen (15) days after written notice of such claim has been delivered to Indemnitors by Indemnitee, Indemnitee shall have the right to undertake the defense, compromise and, subject to Section 8.5(c), settlement of such Third Party Claim with counsel chosen by Indemnitee. In the circumstances described in the preceding sentence, the Third Party Claim shall, upon the assumption of the defense of such Third Party Claim by Indemnitee, be deemed an Indemnification Claim that is not a Third Party Claim for the purposes of the procedures set forth in this
Section 8. Failure of Indemnitee to furnish written notice to Indemnitors of a Third Party Claim shall not release Indemnitors from their obligations under this Agreement, except to the extent Indemnitors are prejudiced by such failure.

               (b) Indemnitee and Indemnitors shall cooperate with each other in all reasonable respects in connection with the defense of any Third Party Claim, including making available files, papers, documents and records relating to such claim and furnishing employees of Indemnitee as may be reasonably necessary for the preparation of the defense of any such Third Party Claim or individuals to discuss the facts of the claim, or for testimony in a deposition or as witness in any Action relating to such claim.

               (c) Unless Indemnitors have failed to fulfill their obligations under this Section 8 (in which case no consent shall be necessary) no settlement by Indemnitee of a Third Party Claim shall be made without prior written consent by or on behalf of Indemnitors, which consent shall not be unreasonably withheld or delayed. If Indemnitors have assumed the defense of a Third Party Claim as contemplated by this Section 8.5 no settlement of such Third Party Claim may be made by Indemnitors without prior written consent by or on behalf of the Indemnitee, which consent shall not be unreasonably withheld or delayed. Notwithstanding the foregoing, the Purchaser Indemnifying Parties shall not be required to consent to any settlement unless (i) such settlement provides both of the following: (y) the full release of all Purchaser and Shareholder Indemnifying Parties and (z) solely, to the extent specified in such settlement, for the payment of monetary damages and not any other form of remedy or relief (the "Required Provisions") and (ii) Purchaser determines in its sole discretion that such settlement would not reasonably be expected to have an adverse impact on the Business, assets or operations of the Surviving Corporation or the Parent's ongoing business, operations or legal position in any Action. Except as expressly set forth in Section 8.3 or in the event the Indemnitee of a Third Party Claim is a single Shareholder Indemnified Party, all notices and consents to Shareholder Indemnified Parties or Shareholder Indemnifying Parties pursuant to this Section 8 shall be delivered to and, if applicable, executed by the Shareholders.

        8.6 OFFSET. To the extent any Shareholder Indemnifying Party is required to make a payment to Purchaser Indemnified Parties hereunder, and such Shareholder Indemnifying Party does not make such payment, then without prejudice to any other remedies of Purchaser Indemnified Parties and notwithstanding anything to the contrary contained herein: (i) the amount not paid may be deducted from any future payments due to such Shareholder Indemnifying Party hereunder, and (ii) Purchaser Indemnified Parties shall be entitled to set off the amount not paid against any payments or other obligations due from Purchaser or Surviving Corporation to such Shareholder Indemnifying Party. Such set-off shall be deemed to have been made as of the date payment was not made by such Shareholder Indemnifying Party. The Purchaser Indemnified Parties agree to give the Shareholder Indemnifying Parties no less than five (5) Business Days notice of their intention to exercise their rights of set-off pursuant to this Section 8.6 with respect to any future payment(s) due to the Shareholder Indemnifying Parties pursuant to (i) or (ii) above. The availability of such set-off remedy shall not limit or reduce Shareholder Indemnifying Parties' obligations pursuant to this Agreement.

                                   ARTICLE IX

                            MISCELLANEOUS PROVISIONS

        9.1 TIME IS OF THE ESSENCE. All times and dates in this Agreement and each and every provision hereof in which time is an element are of the essence; provided, however, that if the time period for exercising any right, option or election provided in this Agreement or the time period for the performance of any act required under this Agreement falls on a Saturday, Sunday or legal or bank holiday, then such time period shall be automatically extended through the close of business on the next regularly scheduled Business Day.

        9.2 PUBLICITY. No press release, publicity, disclosure or notice to any Person concerning any of the transactions contemplated by this Agreement shall be issued, given, made or otherwise disseminated by Mosa (prior to the Effective
Time) or any Shareholder Warranting Party, or any of their respective Associates at any time, without the prior written approval of Purchaser. Notwithstanding anything to the contrary contained herein, Purchaser shall be entitled to issue press releases regarding the transactions contemplated by this Agreement upon the Closing; provided, that Purchaser shall have first provided a copy of such press release to the Shareholders and given the Shareholders no less than twenty four (24) hours to comment on such proposed press release.

        9.3 GOVERNING LAW. This Agreement shall be construed in accordance with, and governed in all respects by, the laws of the State of California (without giving effect to principles of conflicts of law).

        9.4 ARBITRATION OF DISPUTES.

               (a) Other than matters covered by Sections 1.7(e), 1.9(b), 5.1,
5.8 or 9.2 above, all claims, disputes, or controversies (any or all of which shall hereinafter be referred to as the "Dispute" or the "Disputes") arising between the parties hereto with respect to the making, construction, terms, or interpretation of this Agreement or the Transactional Documents (other than the Employment Agreements and the Non-Compete Agreements) or any breach thereof, or the rights or obligations of any party hereto or thereto, the Dispute shall, in lieu of court action, be submitted to mandatory, binding arbitration upon written demand of either party in accordance with the procedures set forth below.

               (b) Pre-Demand Requirements. Subject in all cases to the provisions of Section 8 with respect to Shareholder Indemnity Claims or Purchaser Indemnity Claims, no demand for arbitration of any such Dispute may be made unless and until

                      (i) the party alleging the Dispute has first sent a written notice of Dispute to the party against whom the Dispute is alleged. The notice shall be sent to the party; in accordance with the notice provisions of the Agreement and describe with specificity the facts of the matter at issue, the amount involved to the extent then known, if any, and the relief sought; and

                      (ii) the party to whom the notice of Dispute has been sent has been given thirty (30) days to respond; and

                      (iii) if a response is made, the party alleging the Dispute shall reply with specificity to the response within thirty (30) days of actual receipt of the response; and

                      (iv) the parties have made a good faith effort to resolve the Dispute informally before the demand for arbitration is made.

               (c) Time Limitations. Subject in all cases to the provisions of
Section 8 with respect to Shareholder Indemnity Claims or Purchaser Indemnity Claims, Demand for arbitration shall be made prior to the date on which institution of legal or equitable proceedings based upon the facts giving rise to the Dispute would be barred by applicable statutes of limitation,. If Demand for arbitration is not made within the time period specified herein, the party alleging the Dispute shall be deemed to have waived and released the claim and/or cause of action and shall be barred from demanding arbitration or pursuing any other remedy, at law or in equity, pertaining to the Dispute or to the facts and/or issues giving rise or relating to the Dispute.

               (d) Form of Demand. Notice of the demand for arbitration shall be served by mail upon the party against whom arbitration is sought in accordance with Section 9.6 of this Agreement. The demand shall set forth a reasonable description of the issues to be submitted to arbitration, the amount involved, if any, to the extent known, if any, and the relief sought (the "Demand").

               (e) Type of Arbitration. The arbitration shall be conducted in accordance with the commercial arbitration rules of the American Arbitration Association (hereinafter the "AAA"), pursuant to the Uniform Arbitration Act as adopted in the State of California, or the state equivalent.

               (f) Selection of Arbitrators. Within ten (10) days after service of the Demand, the party seeking arbitration shall file the following items with the office of the AAA nearest to the location of the Arbitration and shall copy the non-initiating party by certified mail: (i) the Demand; (ii) three (3) copies of this arbitration provision; (iii) a detailed statement of the Dispute, including, the amount involved to the extent known and the remedy or remedies sought; and (iv) the appropriate administrative fee as provided in the AAA Administrative Fee Schedule.

The submission shall request that the AAA submit to the parties a list of at least three (3) disinterested arbitrators who have no prior dealings (other than prior service as an arbitrator) with either of the parties, and who would be willing to serve as arbitrators. The parties shall jointly select one (1) of the proposed arbitrators. If no agreement is reached as to the selection of the arbitrator, the parties may request that the AAA recommend at least three (3) additional arbitrators with the above stated qualifications. If the parties cannot agree on one (1) arbitrator from among the second group proposed by the AAA, the AAA shall appoint one (1) of the six (6) arbitrators previously proposed by it to serve as arbitrator.

               (g) Evidence. The arbitrator shall be the sole judge of the admissibility, relevance and materiality of the evidence offered and conformity with the legal rules of evidence shall not be necessary. Discovery shall be permitted to the extent that it is not unduly burdensome, oppressive, annoying or used to harass the other party(ies).

               (h) Location of Hearing. Each Party hereby irrevocably submits to the jurisdiction of the arbitrator in Los Angeles, California and waives any defense in an arbitration based upon any claim that such Party is not subject personally to the jurisdiction of such arbitrator, that such arbitration is brought in an inconvenient forum or that such venue is improper.

               (i) Closed Hearings. The arbitration hearing shall be closed to all persons except the arbitrator, the parties and their attorneys and witnesses.

               (j) Arbitrator Compensation; Allocation of Fees, Costs and Expenses. The arbitrator shall fix his/her compensation together with the time and manner of payment. Initially each party shall bear its own costs and expenses incurred in connection with the arbitration. The arbitrator shall allocate such compensation along with all other costs and expenses of arbitration, including the fees and expenses of the attorneys and experts for the parties based on the merits of the parties respective positions in the dispute.

               (k) Limitation On Relief Awardable. The sole forms of relief awardable by the arbitrators shall be to: issue a declaratory judgment on the construction and/or interpretation of any clause in the Agreement; and/or award actual money damages plus, if the arbitrator deems appropriate, pre-award and post award interest at the prime rate, as reported in the Wall Street Journal, Western Edition, plus 100 basis points, from the time when such amounts became due until paid. The arbitrator shall have no authority or power to grant, and no party shall seek, any award of punitive or exemplary or like damages.

               (l) Decision of the Arbitrator and Entry of Judgment. The arbitrator's decision shall be in writing, setting forth the reasons and grounds for the arbitrator's decision. The arbitrator's decision shall be final and binding upon, and enforceable as to, the parties, except to the extent that the right to appeal or challenge a binding arbitration are permitted under California Law. Judgment on the arbitration award may be entered in any California Superior Court in the County of Los Angeles.

               (m) Payment of Award; Performance of Obligations. The party against whom the award is rendered shall pay any monetary award and/or comply with any other order of the arbitrator within sixty (60) days of the entry of judgment on the award.

               (n) Notices. BY INITIALING IN THE SPACE BELOW, YOU ARE AGREEING TO HAVE ANY DISPUTE ARISING OUT OF THE MATTERS INCLUDED IN THE "ARBITRATION OF DISPUTES" PROVISION OF THIS AGREEMENT DECIDED BY NEUTRAL ARBITRATION AS PROVIDED BY THE LAWS OF THE STATE OF CALIFORNIA AND YOU ARE GIVING UP ANY RIGHTS YOU MIGHT POSSESS TO HAVE THE DISPUTE LITIGATED IN A COURT OR JURY TRIAL. BY INITIALING IN THE SPACE BELOW YOU ARE GIVING UP YOUR JUDICIAL RIGHTS TO DISCOVERY AND APPEAL, UNLESS THOSE RIGHTS ARE SPECIFICALLY INCLUDED IN THE "ARBITRATION OF DISPUTES" PROVISION OF THIS AGREEMENT. IF YOU REFUSE TO SUBMIT TO ARBITRATION AFTER AGREEING TO THIS PROVISION, YOU MAY BE COMPELLED TO ARBITRATE UNDER THE AUTHORITY OF THE LAWS OF THE STATE OF CALIFORNIA. YOU AGREE THAT YOUR AGREEMENT TO THIS ARBITRATION PROVISION IS VOLUNTARY.

        WE HAVE READ AND UNDERSTAND THE FOREGOING AND AGREE TO SUBMIT DISPUTES ARISING OUT OF THE MATTERS INCLUDED IN THE "ARBITRATION OF DISPUTES" PROVISION OF THIS AGREEMENT TO NEUTRAL ARBITRATION.

MOSA'S INITIALS           TA               THOMAS' INITIALS            TA
                          ---                                          ---
LINDA'S INITIALS          LLA              DOUGLAS' INITIALS           DP
                          ---                                          ---
PARENT'S INITIALS         CEG              ANGELA'S  INITIALS          AP
                          ---                                          ---
SUB'S INITIALS            CEG
                          ---

        9.5 NOTICES. All notices and other communications required or permitted under this Agreement shall be in writing which are addressed as provided in this
Section 9.6 if delivered personally against proper receipt or by confirmed facsimile transmission shall be effective upon delivery and (ii) if delivered
(A) by certified or registered mail with postage prepaid shall be effective five
(5) Business Days or (B) by Federal Express or similar courier service with courier fees paid by the sender, shall be effective two (2) Business Days following the date when mailed or couriered, as the case may be. Any party hereto may from time to time change its address for the purpose of notices to such party by a similar notice specifying a new address, but no such change shall be deemed to have been given until it is actually received by the party sought to be charged with its contents. Initially, all notices shall be sent to the parties hereto as follows:

        if to Parent or Sub:

        Vans, Inc.
        15700 Shoemaker Avenue
        Santa Fe Springs, CA  90670
        Telephone: (562) 565-8473
        Facsimile: (562) 565-8413
        Attention: Craig E. Gosselin

with a copy to (not constituting notice):

        Prior to September 1, 2002:
        Barry L. Burten, Esq.
        Jeffer, Mangels, Butler & Marmaro LLP
        2121 Ave. of the Stars, 10th Floor
        Los Angeles, CA 90067
        Telephone: (310) 785-5359
        Facsimile: (310) 712-3359

        After September 1, 2002:
        Barry L. Burten, Esq.
        Jeffer, Mangels, Butler & Marmaro LLP
        1900 Ave. of the Stars, 7th Floor
        Los Angeles, CA 90067
        Telephone: (310) 785-5359
        Facsimile: (310) 712-3359

               if to the Shareholder Warranting Parties:

        Thomas Akeley
        1255 19th Street
        Hermosa Beach, CA 90254
        Telephone: (310) 372-1538
        Facsimile: (310) 376-9470

        Douglas Poe
        445CR 2425N
        Mahomet, Ill 61853
        Telephone: (217) 586-3550
        Facsimile: (217) 586-7799

               with a copy to (not constituting notice):

        Guimera & Guimera
        225 Sepulveda Boulevard, Suite 280
        Manhattan Beach, CA 90266
        Telephone: (310) 374-9701
        Facsimile: (310) 379-5883
        Attention: Joseph E. Guimera, Esq.

        9.6 TABLE OF CONTENTS AND HEADINGS. The table of contents of this Agreement and the underlined headings contained in this Agreement are for convenience of reference only, shall not be deemed to be a part of this Agreement and shall not be referred to in connection with the construction or interpretation of this Agreement.

        9.7 ASSIGNMENT. No party hereto may assign any of its rights or delegate any of its obligations under this Agreement to any other Person without the prior written consent of the other parties hereto; provided, however, Purchaser may assign Purchaser's rights and obligations hereunder to an Affiliate or pursuant to the acquisition of all or substantially all of the voting securities or assets of Purchaser by means of a merger, stock purchase or other similar transaction.

        9.8 PARTIES IN INTEREST. Nothing in this Agreement is intended to provide any rights or remedies to any Person (including any employee or creditor of Mosa) other than the parties hereto.

        9.9 SEVERABILITY. In the event that any provision of this Agreement, or the application of such provision to any Person or set of circumstances, shall be determined to be invalid, unlawful, void or unenforceable to any extent, the remainder of this Agreement, and the application of such provision to Persons or circumstances other than those as to which it is determined to be invalid, unlawful, void or unenforceable, shall not be affected and shall continue to be valid and enforceable to the fullest extent permitted by law.

        9.10 ENTIRE AGREEMENT. This Agreement sets forth the entire understanding of the parties hereto and supersedes all other agreements and understandings between any of the parties relating to the subject matter hereof and thereof.

        9.11 WAIVER. No failure on the part of either party hereto to exercise any power, right, privilege or remedy under this Agreement, and no delay on the part of either party hereto in exercising any power, right, privilege or remedy under this Agreement, shall operate as a waiver thereof; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy.

        9.12 AMENDMENTS. This Agreement may not be amended, modified, altered or supplemented except by means of a written instrument executed by all of the parties hereto prior to the Effective Time and the Parent and the Surviving Corporation and Shareholders after the Effective Time.

        9.13 NO JOINT VENTURE. No party hereto shall make any warranties or representations, or assume or create any obligations, on the other party's behalf except as may be expressly permitted hereunder or in writing by such other party. Each party hereto shall be solely responsible for the actions of all its representative employees, agents and representatives.

        9.14 INTERPRETATION OF AGREEMENT.

               (a) Each party hereto acknowledges that it has participated in the drafting of this Agreement, and any applicable rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be applied in connection with the construction or interpretation of this Agreement.

               (b) Whenever required by the context hereof, the singular number shall include the plural, and vice versa; the masculine gender shall include the feminine and neuter genders; and the neuter gender shall include the masculine and feminine genders.

               (c) As used in this Agreement, the words "include" and "including," and variations thereof, shall not be deemed to be terms of limitation, and shall be deemed to be followed by the words "without limitation."

               (d) References herein to "Sections" and "Exhibits" are intended to refer to Sections of and Exhibits to this Agreement.

        9.15 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

        9.16 INCORPORATION BY REFERENCE. All Exhibits and Schedules attached hereto, referred to herein or to be delivered in connection herewith are incorporated herein by reference.

        9.17 LEGAL AND PROFESSIONAL FEES AND EXPENSES. Mosa shall not incur or be responsible for any legal or professional fees or expenses arising out of or relating to the negotiation, drafting and execution of this Agreement or any other Transaction Document or Closing document or certificate, due diligence on Purchaser, the Merger or the Closing of the transactions contemplated by this Agreement or related matters. Such fees and expenses shall be entirely the obligation of the Shareholders; provided, however, the Linford Payment and the Guimera Fees shall be paid in accordance with Sections 5.4 and 5.5. In connection with the foregoing, Purchaser agrees to be solely responsible for the fees and expenses of by BDO Seidman in connection with BDO Seidman's recently completed audit of the financial statements of Mosa as of May 31, 2001.

        9.18 JURISDICTION OF CERTAIN MATTERS, SPECIFIC PERFORMANCE. The Parties hereby agree that the State or Federal courts located in Los Angeles, California shall be the sole and exclusive jurisdiction for: (a) entry of judgment on any arbitration award issued pursuant to Section 9.4 and (b) any disputes with respect to Sections 5.1 and 9.2 of this Agreement. Each Party hereby irrevocably consents to such jurisdiction and waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the venue of any such Action brought in Los Angeles, California and further waives any claims that such Action has been brought in any inconvenient forum. The Parties further agree that monetary damages would not be sufficient remedy for any breach of these Sections and that the non-breaching party shall be entitled to an injunction and/or specific performance as a remedy for any such breach; in the event that an injunction and/or specific performance is sought in connection herewith, the Parties, agree to waive any requirement for the securing or posting of any bond in connection with such remedy. The Parties further agree that the aforementioned remedies are non-exclusive and shall be in addition to such other rights and remedies which may available to them under law and in equity.

                           [Signature Page to Follow]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

PARENT:                                 VANS, INC.



                                        By: /s/ CRAIG E. GOSSELIN
                                           -------------------------------------

                                        Name:
                                             -----------------------------------

                                        Title:
                                              ----------------------------------

SUB:                                    MES ACQUISITION CORP.


                                        By: /s/ CRAIG E. GOSSELIN
                                           -------------------------------------

                                        Name:
                                             -----------------------------------

                                        Title:
                                              ----------------------------------

MOSA:                                   MOSA EXTREME SPORTS, INC.


                                        By: /s/ THOMAS AKELEY
                                           -------------------------------------
                                        Name:
                                             -----------------------------------
                                        Title:
                                              ----------------------------------

SHAREHOLDERS:                           THOMAS AKELEY, AN INDIVIDUAL

                                        /s/ THOMAS AKELEY
                                        ----------------------------------------

                                        LINDA LARSON-AKELEY, AN INDIVIDUAL

                                        /s/ LINDA LARSON-AKELEY
                                        ----------------------------------------

                                        DOUGLAS POE, AN INDIVIDUAL

                                        /s/ DOUGLAS POE
                                        ----------------------------------------

                                        ANGELA R. POE, AN INDIVIDUAL

                                        /s/ ANGELA R. POE
                                        ----------------------------------------

                                LIST OF EXHIBITS


Exhibit A                         Definitions
Exhibit B                         Form of Merger Agreement
Exhibit C                         Allocation of Merger Consideration
Exhibit D                         Excluded Liabilities
Exhibit E                         Form of Shareholder Proxies
Exhibit F                         Form of Registration Rights Agreement
Exhibit G                         Form of Employment Agreement
Exhibit H                         Form of Non-Compete Agreement
Exhibit I                         Form of Subscription Agreement and Investor's
                                  Questionnaire

                                                                    EXHIBIT A TO
                                                    AGREEMENT AND PLAN OF MERGER


                                        DEFINED TERMS


        For purposes of this Agreement (including the Company Disclosure Schedule and Purchaser Disclosure Schedule):

        "AAA" shall have the meaning specified in Section 9.4(e).

        "ACCOUNTS RECEIVABLE" shall mean all accounts and notes receivable of Mosa. determined in accordance with GAAP.

        "ACT" shall mean the Federal Securities Act of 1933, as amended.

        "ACTION(s)" shall mean any action, claim, suit, litigation, arbitration, proceeding, mediation, dispute, inquiry or investigation.

        "AFFILIATE" shall mean, with respect to any Person, any Person which, directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such Person. Affiliates include, but are not limited, to children, grandchildren, spouses, parents, grandparents, in-laws or other family members living in the same household as the Person. As used in this definition, the term "control" (including the terms "controlled by" and "under common control with") means the possession, directly or indirectly, of the power to (a) vote twenty percent (20%) or more of the outstanding voting securities of such Person or (b) otherwise direct the actions or policies of such Person by contract or otherwise.

        "AGREEMENT" shall mean the Agreement and Plan of Merger to which this Exhibit A is attached, including the Disclosure Schedule, as updated.

        "AKELEYS" shall mean Thomas Akeley, an individual and Linda Larson-Akeley, an individual.

        "AKELEYS' SHARES" shall have the meaning specified in the second
Recital.

        "ANGELA" shall mean Angela R. Poe, an individual.

        "ASSETS" shall have the meaning specified in Section 3.8.

        "ASSOCIATES" of a Person shall include:

               (a) such Person's Affiliates, stockholders, directors, officers, employees, agents, attorneys, accountants and representatives; and

               (b) all stockholders, directors, officers, employees, agents, attorneys, accountants and representatives of each of such Person's Affiliates.

        "AVERAGE TRADING PRICE" shall mean the average ask closing price on the Nasdaq Stock Market of Purchaser's Common Stock for a thirty (30) consecutive day trading period.

        "BALANCE SHEET DISPUTE NOTICE" shall have the meaning specified in
Section 1.9(b).

        "BALANCE SHEET HOLDBACK" shall have the meaning specified in Section 1.9(b).

        "BANK DEBT" shall mean all amounts due and owing by Mosa to Washington Mutual Bank, FA pursuant to that certain Loan Agreement dated as of January 21, 2002, by and between Mosa and Washington Mutual Bank, FA., including, but not limited to the outstanding principal balance, accrued and unpaid interest, fees and other costs and expenses.

        "BOOKS AND RECORDS" shall mean originals or copies of all books, accounting, financial and other records and information which has been reduced to writing, recorded or encoded form relating to the Business or the Assets, including without limitation, Financial Statements, customer lists and related sales histories, credit policies and credit information with respect to existing customers, distribution and sales lists, existing cost and pricing data, existing business plans, advertising and promotion plans and materials, product development plans, product advertisement and packaging designs, forecasts, market research reports, competitor information, reference catalogs and product efficacy research in each case in existence as December 31, 2001, as such items may be modified or augmented in the Ordinary Course of Business;

        "BUSINESS" shall have the meaning specified in the first Recital.

        "BUSINESS DAY" shall mean a day that is not a Saturday, a Sunday or a day on which banks in the State of California are required or authorized to close for regular banking business.

        "CALIFORNIA SECRETARY" shall have the meaning specified in Section 1.2.

        "CASH PORTION" shall have the meaning specified in Section 1.5(a).

        "CASH SHORTFALL" shall have the meaning specified in Section 1.9(b).

        "CASH SHORTFALL PAYMENT" shall have the meaning specified in Section 1.9(b).

        "CERCLA" shall mean the Comprehensive Environmental Response Compensation and Liability Act, as amended.

        "CERCLIS" the Comprehensive Environmental Response Compensation and Liability Information System.

        "CLOSING" shall have the meaning specified in Section 7.

        "CLOSING BALANCE SHEET" shall have the meaning specified in Section 1.9(b).

        "CLOSING CASH" means Mosa's cash on hand as indicated on the Closing Balance Sheet.

        "CLOSING CONSENTS" shall have the meaning specified in Section 3.31.

        "CLOSING DATE" shall mean the time set forth and date specified on in
Section 7.

        "CLOSING DATE VALUATION" shall have the meaning specified in Section 1.5(b).

        "CLOSING PAYMENT SHARES" shall have the meaning specified in Section 1.5(b).

        "CONTRACT" shall mean any contract, lease, commitment, understanding, sales order, purchase order, agreement, indenture, mortgage, note, bond, right, warrant, instrument, plan, permit or license, whether written or oral, that is binding and enforceable.

        "CODE" shall mean the Internal Revenue Code of 1986, as amended.

        "CONFIDENTIAL INFORMATION" shall have the meaning specified in Section 3.13(a)(4).

        "CONSTITUENT CORPORATIONS" shall have the meaning specified in Section 2.1.

        "CONSULTANT" shall mean Christopher Archer, an individual.

        "CONSULTANT PAYMENT BORROWINGS" shall have the meaning specified in
Section 5.7.

        "CONSULTANT OPTION" shall have the meaning specified in Section 5.7.

        "CONSULTANT PAYMENT" shall have the meaning specified in Section 5.7.

        "CONSULTANT RELEASE" shall have the meaning specified in Section 5.7.

        "COPYRIGHTS" shall have the meaning specified in Section 3.13(a)(3).

        "CORPORATION LAW" shall have the meaning specified in the fourth
Recital.

        "CURRENT LIABILITIES" shall mean Mosa's current liabilities, as calculated in accordance with GAAP, but excluding any amounts owed under the Note.

        "DAMAGES" shall mean any liability, loss, cost, Tax, expense, judgment, order, settlement, demand, award, fine, penalty, obligation, deficiency, claim, Action, investigation, Lien or other damage, including, without limitation, reasonable attorneys' and other professional fees relating thereto.

        "DEMAND" shall have the meaning specified in Section 9.4(d).

        "DESIGNATED DISTRIBUTORS" shall mean all domestic and foreign distributors of Mosa.

        "DIRECT LABOR" shall mean those individuals who spend at least fifty percent (50%) of their time on issues related to Surviving Corporation.

        "DISCLOSURE SCHEDULE" shall mean that certain Disclosure Schedule of Mosa and the Shareholders attached to the Agreement.

        "DISPUTE" shall have the meaning set forth in Section 9.4(a).

        "DISPUTING SHAREHOLDER(s)" shall have the meaning specified in Section 1.7(e).

        "DISSENTING SHARES" shall mean shares of capital stock issued by Mosa held by any "Dissenting Shareholder" (as such term is defined in Section 1300(c) of the Corporation Law) with respect to which such Dissenting Shareholder has perfected its rights to require the Company to purchase such Dissenting Shareholder's shares for cash under Chapter 13 of the Corporation Law.

        "DISTRIBUTION AGREEMENTS" shall have the meaning specified in Section 3.28.

        "DOUGLAS" shall mean Douglas Poe, an individual.

        "EARNOUT ADJUDICATION" shall have the meaning specified in Section
1.7(d).

        "EARNOUT DISPUTE NOTICE" shall have the meaning set forth in Section 1.7(d).

        "EARNOUT PAYMENT" shall have the meaning specified in Section 1.7.

        "EARNOUT PAYMENT CALCULATION" shall have the meaning specified in
Section 1.7(b).

        "EARNOUT SHARES" shall have the meaning specified in Section 1.7.

        "EARNOUT VALUATION" shall have the meaning specified in Section 1.7.

        "EBITDA" shall mean earnings before interest, taxes, depreciation and amortization of Surviving Corporation (as calculated in accordance with GAAP and the historical practices of Mosa). For any products sold by Surviving Corporation ("Mosa Products") to Parent for the purposes of resale by the Parent within either the retail stores (which include Vans Skateparks, free standing stores, full price stores and outlets) operated by Parent or Parent's subsidiaries, or on Parent's internet web site(s), the per unit cost will be at the most favorable wholesale terms paid by or given to any Surviving Corporation third-party customer for Mosa Products. The calculation of the EBITDA of Surviving Corporation shall exclude the one-time costs associated with the closing of Mosa's Illinois distribution facility and any Mosa employee severance costs associated with the Merger. EBITDA shall include the direct costs associated with Surviving Corporation's business, with the exception of "Subject Departments", as hereinafter defined, that have been closed, in part or in whole, and replaced, in part or in whole, by a Parent Subject Department which provides the same function or service. In those cases, subject to the "Cap," as hereinafter defined, the expense assigned to Surviving Corporation for the Subject Departments shall be the sum of (i) the direct costs incurred by Surviving Corporation's Subject Department, plus (ii) the incremental costs incurred by the Subject Department at Parent directly related to providing services for Surviving Corporation, plus (iii) an allocation of any costs of Direct Labor incurred by Parent in providing such services. For the purposes hereof, the "Cap" shall be defined as the greater of either: (i) the dollar amount of Surviving Corporation's Subject Departments' expenses, determined on an individual Subject Department basis as a percentage of revenues generated from the sale of Mosa Products during Fiscal 2003 or Fiscal 2004, as the case may be, equal to the "Subject Departments' Expenses," as hereinafter defined; or
(ii) the dollar amount of the aggregate expenses of Surviving Corporation for the Subject Departments during Fiscal 2003 or Fiscal 2004, as the case may be, equal to the aggregate expenses incurred by Mosa for the Subject Departments during the twelve (12) month period ended March 31, 2002. The expenses associated with the distribution of Mosa Products by Parent shall not be subject to the Cap and the expenses assigned to Surviving Corporation with respect thereto shall be a fixed per unit handling fee which shall initially be $.52 (the "Parent Distribution Handling Fee") for all revenue generating Mosa Products shipped by or returned to Parent's distribution facilities. At the end of each quarterly period, the Parent Distribution Handling Fee will be calculated for such period. If the Parent Distribution Handling Fee for such period was less than $0.52 per unit, the Parent Distribution Handling Fee will be changed to the new rate on a prospective basis. If the Parent Distribution Handling Fee for such period was greater than $0.52 per unit, then the Parent Distribution Handling Fee shall remain at $0.52 per unit. The Parent Distribution Handling Fee shall be calculated as Parent's distribution facilities' cost of labor plus the cost of outside services plus the cost of materials minus the cost of all personnel classified by Parent as distribution facilities management. Parent will provide a quarterly statement to the Shareholders showing the calculation of EBITDA. For the purposes hereof "Subject Departments" shall be defined as: Research, Design and Development, Sales and Marketing, Operations, Accounting, and Corporate General and Administrative. "Subject Departments' Expenses" shall be defined as the individual expenses incurred by Mosa for each of the Subject Departments, as a percentage of Mosa's revenues, during the twelve (12) month period ended March 31, 2002. The Parties agree that the Subject Departments' Expenses shall be set forth on Appendix 1 to this Exhibit A. Said Appendix 1 will calculated and agreed upon pursuant to the terms of Section 5.8 of the Agreement.

        "EFFECTIVE TIME" shall have the meaning specified in Section 1.3.

        "EMPLOYEE PLANS" shall have the meaning specified in Section 3.17.

        "EMPLOYMENT AGREEMENTS" shall have the meaning specified in Section 5.6.

        "ENVIRONMENTAL CONDITION" shall refer to any contamination or damage to the environment caused by or relating to the use, handling, storage, treatment, recycling, generation, transportation, release, spilling, leaking, pumping, pouring, emptying, discharging, injection, escaping, leaching, disposal, dumping or threatened release of Hazardous Materials by Mosa or a predecessor in interest of Mosa. With respect to claims by employees, Environmental Condition also includes the exposure of Persons to Hazardous Materials at a work place of Mosa or at any other location.

        "ENVIRONMENTAL LAW" shall mean any Law which relates to, or otherwise imposes liability or standards of conduct concerning, mining or reclamation of mined land, discharges, emissions, releases or threatened releases of noises, odors or any pollutants, contaminants or hazardous or toxic wastes, substances or materials, whether as matter or energy, into ambient air, water, or land, or otherwise relating to the manufacture, processing, generation, distribution, use, treatment, storage, disposal, cleanup, transport or handling of pollutants, contaminants, or hazardous or toxic wastes, substances or materials, including (but not limited to) the Comprehensive Environmental Response, Compensation and Liability Act of 1980, the Superfund Amendments and Reauthorization Act of 1986, as amended, the Resource Conservation and Recovery Act of 1976, as amended, the Toxic Substances Control Act of 1976, as amended, the Federal Water Pollution Control Act Amendments of 1972, the Clean Water Act of 1977, as amended, any so-called "Superlien" law, and any other similar federal, state or local statutes.

        "ENVIRONMENTAL NONCOMPLIANCE" shall mean any violation of any Environmental Law.

        "ENVIRONMENTAL PERMIT" shall mean any permit, license, approval, consent or other authorization required by, or pursuant to, any applicable Environmental Law.

        "ENVIRONMENTAL WARRANTIES" shall mean the representations and warranties contained in Section 3.16.

        "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

        "ERISA AFFILIATE" means, with respect to any Person, any corporation, trade or business which, together with such Person, is a member of a controlled group of corporations or a group of trades or businesses under common control within the meaning of Section 414 of the Code.

        "ERISA WARRANTIES" shall mean the representations and warranties contained in Section 3.17.

        "EXECUTION DATE" shall mean the date of this Agreement.

        "EXCLUDED LIABILITIES" shall have the meaning specified in Section
1.10.

        "EXECUTION DATE" shall mean April 15, 2002.

        "EY" shall mean Ernst & Young.

        "FACILITY" shall have the meaning specified in Section 3.16(a).

        "FEES AND EXPENSES" shall have the meaning specified in Section 1.7(d).

        "FISCAL YEAR 2003" shall have the meaning specified in Section 1.7(a).

        "FISCAL YEAR 2004" shall have the meaning specified in Section 1.7(a).

        "GAAP" shall mean United States generally accepted accounting principles.

        "GOVERNMENTAL AUTHORITY" shall mean the government of the United States or any foreign country or any state or local political subdivision thereof or other governmental, administrative or regulatory authority, entity, body, agency, court, tribunal or similar entity including any arbitrator or arbitration panel or public or quasi-public authority exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, including the Pension Benefit Guaranty Corporation and other quasi-governmental entities established to perform such functions.

        "GUIMERA FEES" shall have the meaning specified in Section 5.5.

        "HAZARDOUS MATERIALS" shall mean any substance, material, liquid or gas which is (i) defined or designated as hazardous or toxic (or by any similar term) under any Environmental Law, including without limitation petroleum products and friable materials containing more than one percent (1.0%) asbestos by weight or (ii) regulated or controlled as a hazardous substance, toxic substance, pollutant or other regulated or controlled material, substance or matter pursuant to any Environmental Law.

        "HIGHEST EARNOUT PAYMENT" shall have the meaning specified in Section 1.7(d).

        "INCOME TAX RECEIVABLE" means the income tax receivable indicated on the Closing Balance Sheet.

        "INDEBTEDNESS" means with respect to any Person (i) all obligations of such Person for borrowed money, whether current or funded, secured or unsecured,
(ii) all obligations of such Person for the deferred purchase price of any property or services, (iii) all obligations of such Person created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of a default may be limited to repossession or sale of such property), (iv) all obligations of such Person secured by a purchase money mortgage or other Lien to secure all or part of the purchase price of property subject to such mortgage or Lien, (v) all obligations under leases which shall have been or should be, in accordance with GAAP, recorded as capital leases in respect of which such Person is liable as lessee, including, but not limited to, capital leases, (vi) any obligation of such Person in respect of bankers' acceptances or letters of credit, (vii) any obligations secured by Liens on property acquired by such Person, whether or not such obligations were assumed by such Person at the time of acquisition of such property, (viii) all obligations of a type referred to in clause (i), (ii),
(iii), (iv), (v), (vi), or (vii) above which is directly or indirectly guaranteed by such Person or which it has agreed (contingently or otherwise) to purchase or otherwise acquire or in respect of which it has otherwise assured a credit against loss, and (ix) any refinancings of any of the foregoing obligations.

        "INDEMNIFICATION CLAIM" shall mean a Purchaser Covered Indemnity claim or a Shareholder Covered Indemnity Claim, as the case may be.

        "INDEMNITEE" shall mean any Purchaser Indemnified Party or Shareholder Indemnified Party.

        "INDEMNITOR" shall mean either Purchaser with respect to any Shareholder Covered Indemnity Claim or the Shareholder Indemnifying Parties with respect to any Purchaser Covered Indemnified Claim.

        "INDEPENDENT ACCOUNTANT" shall have the meaning specified in Section 1.7(e).

        "INTELLECTUAL PROPERTY" shall have the meaning specified in Section
3.13.

        "INVENTORY" shall mean all packaging, finished goods, raw materials, supplies, work in process, spare parts and other miscellaneous items of tangible property normally considered a part of "inventory" owned by Mosa under GAAP, items of inventory in transit to Mosa and items of inventory located somewhere other than in any Facility.

        "KEY EMPLOYEES" shall mean Thomas and Douglas.

        "KNOWLEDGE" when referring to the knowledge of Shareholder Warranting Parties shall mean information actually known or which reasonably should be known by any Shareholder Warranting Party or any other Mosa officer or directors upon reasonably diligent inquiry. When referring to the knowledge of Purchaser Warranting Parties, "Knowledge" shall mean information actually known or which reasonably should be known by Purchaser's officers and directors upon reasonably diligent inquiry.

        "LAW" shall mean any law, statute, rule, regulation, ordinance, standard, requirement, administrative ruling, order or process promulgated by any Governmental Authority as in effect from time to time (including, without limitation, any zoning or land use law or ordinance, building code, Environmental Law, securities, blue sky, civil rights or occupational health and safety law or regulation and any court, administrative agency or arbitrator's order or process).

        "LENECK LITIGATION" shall mean that certain Action pending in California Superior Court, Los Angeles County (case No. BC 262 927) between Brian Leneck and Mosa.

        "LENECK OPTION" shall mean the option to purchase Mosa common stock held by Brian Leneck, pursuant to that certain stock option agreement dated as of June 30, 1997 between Mosa and Leneck.

        "LIABILITY" shall mean any indebtedness, liability or obligation of Mosa of any nature whatsoever (whether accrued, absolute, contingent, direct, indirect, perfected, inchoate, unliquidated or otherwise, whether due or to become due), including, but not limited to, all Indebtedness of Mosa.

        "LIEN" shall mean any mortgage, lien (except for any lien for taxes not yet due and payable), charge, restriction, pledge, assessment, security interest, option, lease or sublease, claim, right of any third party, easement, encroachment or encumbrance.

        "LINDA" shall mean Linda Larson-Akeley, an individual.

        "LINFORD" shall mean Clay Linford.

        "LINFORD AGREEMENT" shall have the meaning specified in Section 3.23.

        "LINFORD PAYMENT" shall have the meaning specified in Section 5.4.

        "LINFORD RELEASE" shall have the meaning specified in Section 5.4.

        "LITIGATION COSTS" shall have the meaning specified in Section 6.2.

        "MARKS" shall have the meaning specified in Section 3.13(a)(2).

        "MATERIAL ADVERSE EFFECT" shall mean a material adverse effect on the Business, Assets, operations, prospects or financial condition on the affected party.

        "MATTER" shall mean any claim, demand, dispute, action, suit, examination, audit, proceeding, investigation, inquiry or other similar matter.

        "MERGER" shall have the meaning specified in Section 1.1.

        "MERGER AGREEMENT" shall have the meaning specified in Section 1.2.

        "MERGER CONSIDERATION" shall have the meaning specified in Section 1.5.

        "MOSA" shall mean Mosa Extreme Sports, Inc., a California corporation doing business as Mosa Sports.

        "MOSA CONTRACTS" shall mean Contracts to which Mosa is a party or by which any of its Assets are bound.

        "MOSA EXPENSE CALCULATION" shall have the meaning specified in Section 5.8.

        "MOSA FINANCIAL STATEMENTS" shall mean the financial statements for Mosa for the fiscal years ended May 31, 2000 and May 31, 2001 (audited) and the seven months ended December 31, 2001 (unaudited) interim statements and all monthly financial statements delivered by the Mosa to Purchaser thereafter pursuant to the terms of this Agreement.

        "MOSA MATERIAL ADVERSE EFFECT" shall mean one or more Material Adverse Effect(s) which would singularly or in the aggregate be reasonably expected to have a negative impact of $50,000 or more on Mosa.

        "MOSA PRODUCTS" shall have the meaning set forth in the definition of "EBITDA."

        "MOSA RETURN" shall mean any report, return or other information required to be supplied to a Governmental Authority by or on behalf of Mosa in connection with any Taxes.

        "MOSA STOCK" shall have the meaning specified in the second Recital.

        "NET ASSETS" shall mean the difference between (i) the Total Assets and
(ii) the Total Liabilities; provided, however, that the Consultant Payment Borrowings shall not be deemed to be a Liability for the purposes of calculating Net Assets.

        "NET ASSETS SHORTFALL" shall have the meaning specified in Section
1.9(b).

        "NON-COMPETE AGREEMENTS" shall have the meaning specified in Section 5.6

        "NOTE" shall mean that certain Promissory Note made by Mosa to Conquest Sports, Inc., dated as of June 17, 1998.

        "NOTE CANCELLATION" shall have the meaning specified in Section 1.9(a).

        "NOTE HOLDBACK" shall have the meaning specified in Section 1.9.

        "ORDINARY COURSE OF BUSINESS" an action by Mosa shall be deemed to have been taken in the "Ordinary Course of Business" if: (i) such action is taken in Mosa's normal operation, consistent with its past practices and does not result in a Mosa Material Adverse Effect; (ii) such action is not required to be authorized by the Mosa's Shareholders, Board or any committee of the Board of Mosa; and (iii) does not require any other separate or special authorization or consent of any nature by any Governmental Entity or third parties with respect to Mosa. In no event shall any action or related actions that will result in an expenditure or obligation of Mosa to expend more than fifteen thousand dollars ($15,000) individually or twenty five thousand dollars ($25,000) in the aggregate be considered to be in the Ordinary Course of Business; provided that actions specifically required to be taken by this Agreement shall be deemed to be taken in the Ordinary Course of Business.

        "OUTSTANDING SHARES" shall have the meaning specified in Section 2.2(a).

        "PARENT" shall have the meaning specified in the first paragraph to this Agreement.

        "PARENT COMMON" shall mean the Parent's $.001 par value per share common stock..

        "PARENT DISTRIBUTION HANDLING FEE" shall have the meaning set forth in the definition of "EBITDA."

        "PARTIES" shall mean the signatories to this Agreement.

        "PATENTS" shall have the meaning specified in Section 3.13(a)(1).

        "PERMITS" means all permits, licenses, approvals and authorizations by or of, or registrations with, any Governmental Authorities, including but not limited to, vehicle and business licenses.

        "PERSON" shall mean any individual, corporation, association, general partnership, limited partnership, venture, trust, association, firm, organization, company, business, entity, union, society or Governmental Authority.

        "PLAN" shall have the meaning specified in Section 3.3(b).

        "POES" shall mean Douglas Poe, an individual and Angela R. Poe, an individual.

        "POES' SHARES" shall have the meaning specified in the second Recital.

        "POLICIES" shall all policies of fire, liability, workmen's compensation, title and other forms of insurance owned, held by or applicable to the Mosa, its assets or Business.

        "PRE-CLOSING PERIOD TAX RETURNS" shall have the meaning specified in
Section 6.3.

        "PREVIOUS FACILITY" shall have the meaning specified in Section 3.16(a).

        "PURCHASER" shall have the meaning specified in the first paragraph to this Agreement.

        "PURCHASER COVERED INDEMNITY CLAIM" shall have the meaning specified in
Section 8.2.

        "PURCHASER INDEMNIFIED PARTY" shall have the meaning specified in
Section 8.1(b).

        "PURCHASER INDEMNITY CLAIM" shall have the meaning specified in Section 8.1(b).

        "PURCHASER INDEMNITY NOTICE" shall have the meaning specified in Section 8.2.

        "PURCHASER MATERIAL ADVERSE EFFECT" shall mean one or more Material Adverse Effect(s) which would singularly or in the aggregate give rise to, create, or be reasonably expected to create, a legal or financial condition that renders it impossible for Purchaser to pay the Cash Portion.

        "PURCHASER WARRANTING PARTY(IES)" shall have the meaning specified in
Section 4.

        "REGISTRATION RIGHTS AGREEMENT" shall have the meaning specified in
Section 6.1.

        "REGISTRATION STATEMENT" shall have the meaning specified in Section
6.1.

        "RELEASE" means the spilling, leaking, disposing, discharging, emitting, depositing, ejecting, leaching, escaping or any other release or threatened release, however defined, whether intentional or unintentional, of any Hazardous Material.

        "REQUIRED FUNDS" shall mean $300,000 consisting of the sum of the following: (i) the Income Tax Receivable; plus (ii) the Closing Cash (if any); ..plus (iii) the Cash Shortfall Payment (if any).

        "REQUIRED INTELLECTUAL PROPERTY" shall have the meaning specified in
Section 3.13(c)(1).

        "REQUIRED PROVISIONS" shall have the meaning specified in Section
8.5(c).

        "RETURNS" shall mean federal, state, local and foreign tax returns and reports.

        "REVIEW PERIOD" shall have the meaning specified in Section 1.7(d).

        "SEC" shall mean the Securities and Exchange Committee.

        "SHAREHOLDER(s)" shall have the meaning specified in the first paragraph of this Agreement.

        "SHAREHOLDER COVERED INDEMNITY CLAIM" shall have the meaning set forth in Section 8.3.

        "SHAREHOLDER FEE ALLOCATION" shall have the meaning set forth in Section 1.7(e).

        "SHAREHOLDER INDEMNIFIED PARTY" shall have the meaning set forth in
Section 8.1(c).

        "SHAREHOLDER INDEMNIFYING PARTY" shall have the meaning set forth in
Section 8.1(b)

        "SHAREHOLDER INDEMNITY CLAIM" shall have the meaning set forth in
Section 8.1(c).

        "SHAREHOLDER INDEMNITY NOTICE" shall have the meaning set forth in
Section 8.3.

        "SHAREHOLDER PROXIES" shall have the meaning set forth in Section 1.11.

        "SHAREHOLDER WARRANTING PARTY(IES)" shall have the meaning set forth in
Section 3.

        "SHAREHOLDERS' ACCOUNTANTS" shall have the meaning set specified in
Section 1.7(d).

        "SOURCING AGREEMENTS" shall have the meaning specified in Section 3.29.

        "STATUTE OF LIMITATIONS DATE" shall mean the close of business on the 90th day after the expiration of the applicable statute of limitations with respect to Taxes, the applicable Environmental Law or ERISA or the applicable Employee Benefit Law, including any extension thereof (or if such date is not a Business day, the next Business Day).

        "SUB" shall have the meaning specified in the first paragraph to this Agreement.

        "SURVIVING CORPORATION" shall have the meaning specified in Section 2.1.

        "TAX" or "TAXES" shall mean all taxes, charges, fees, duties, levies or other assessments, including income, gross receipts, net proceeds, ad valorem, turnover, real and personal property (tangible and intangible), sales, use, franchise, excise, value added, stamp, leasing, lease, user, transfer, fuel, excess profits, occupational, interest equalization, property, import duties and chargeswindfall profits, severance, employee's income withholding, other withholding, unemployment and Social Security taxes, which are imposed by any Governmental Authority, and such term shall include any interest, penalties or additions to tax attributable thereto.

        "TAX WARRANTIES" shall mean the representations and warranties contained in Section 3.15.

        "THIRD PARTY CLAIM" shall have the meaning set forth in Section 8.5.

        "THOMAS" shall mean Thomas Akeley, an individual.

        "TITLE AND AUTHORIZATION WARRANTIES" shall mean the representations and warranties contained in Sections 3.4 and 3.5.

        "TOTAL ASSETS" shall mean Mosa's total assets, as calculated in accordance with GAAP, including the Inventory net of all applicable reserves (including but not limited to reserves for obsolescence and breakage).

        "TOTAL LIABILITIES" shall mean Mosa's total liabilities, as calculated in accordance with GAAP.

        "TRANSACTION DOCUMENTS" shall mean this Agreement, the Employment Agreements, the Non-Compete Agreements, the Registration Rights Agreement, the Merger Agreement and any and all other certificates, instruments or documents delivered in connection with or related to this Agreement.

        "UNRESTRICTED SHARES" shall mean shares of the Parent Common the sale or transfer of which by a Shareholder is exempt from registration under the Act or is covered by an registration statement filed pursuant to the Act that has been declared effective by the SEC, which effectiveness has not been suspended or withdrawn.

                                                                    EXHIBIT B TO
                                                    AGREEMENT AND PLAN OF MERGER


                                    EXHIBIT B

                            FORM OF MERGER AGREEMENT

                                                                    EXHIBIT C TO
                                                    AGREEMENT AND PLAN OF MERGER


                                    EXHIBIT C
                       ALLOCATION OF MERGER CONSIDERATION

--------------------------------------------------------------------------------------------
                               NUMBER OF
                               MOSA SHARES                      CLOSING       PERCENTAGE
                               OWNED BY                         PAYMENT       OF EARNOUT
SELLERS NAMES AND ADDRESSES    SHAREHOLDERS CASH PORTION        SHARES        PAYMENTS
--------------------------------------------------------------------------------------------
Thomas Akeley and Linda        5,000        $3,432,649(1)       294.579(3)    50%
Akeley, as
Community Property
1255 19th Street
Hermosa Beach, CA 90254
Phone: (310)372-1538
Facsimile:(310)376-9470
--------------------------------------------------------------------------------------------
Douglas Poe                    2,500        $3,432,649(1),(2)   147,289(3)    25%
445CR 2425N
Mahomet, Ill 61853
Phone: (217) 586-3550
Facsimile:(217)586-7799
--------------------------------------------------------------------------------------------

----------------

(1) Cash Portion subject to holdbacks in the amount of $200,000 which have been allocated on a pro-rata basis.

(2)  Cash Portion wired into single joint account for the Poes.

(3)  Fractional share amounts to be paid in cash as follows:

            Akeley        $ 9.33
            Doug          $11.03
            Angela        $11.03

--------------------------------------------------------------------------------------------
Angela Poe,                     2,500               __(1),(2)    147,289(3)     25%
445CR 2425N
Mahomet, Ill 61853
Phone: (217) 586-3550
Facsimile:(217)586-7799
--------------------------------------------------------------------------------------------
TOTAL:                         10,000       $6,865,298(1)        589,157       100%
--------------------------------------------------------------------------------------------

                                                                    EXHIBIT D TO
                                                    AGREEMENT AND PLAN OF MERGER



                              EXCLUDED LIABILITIES



Any Indebtedness, excluding the Note and the Bank Debt

================================================================================





                          AGREEMENT AND PLAN OF MERGER

                                  by and among

                                   VANS, INC.,
                             a Delaware corporation,

                              MES ACQUISITION CORP.
                            a California corporation,

                                       and

                           MOSA EXTREME SPORTS, INC.,
                            a California corporation,

                                       and

                 THOMAS AKELEY, LINDA LARSON-AKELEY, DOUGLAS POE
                               AND ANGELA R. POE,
                               each an individual,


                           Dated as of April 15, 2002





================================================================================

                                TABLE OF CONTENTS

                                                                                          Page
                                                                                          ----
ARTICLE I THE MERGER.........................................................................2

        1.1 The Merger.......................................................................2
        1.2 Merger Agreement.................................................................2
        1.3 Effective Time...................................................................2
        1.4 Name of the Surviving Corporation................................................2
        1.5 Merger Consideration.............................................................2
        1.6 Transfer Taxes...................................................................3
        1.7 Earnout Payments.................................................................3
        1.8 Cash In Lieu of Fractional Shares................................................5
        1.9 Holdbacks........................................................................5
        1.10 Excluded Liabilities............................................................6
        1.11 Shareholder Proxies.............................................................7

ARTICLE II EFFECT OF MERGER..................................................................7

        2.1 General..........................................................................7
        2.2 Conversion of Securities.........................................................7
        2.3 Dissenting Shares................................................................8
        2.4 No Transfers of Stock After Effective Time.......................................8
        2.5 Entitlement to Merger Consideration..............................................8
        2.6 Rights as Holder of Parent Common................................................8

ARTICLE III REPRESENTATIONS AND WARRANTIES OF SHAREHOLDER WARRANTING PARTIES.................9

        3.1 Organization and Qualification...................................................9
        3.2 Capitalization...................................................................9
        3.3 No Subsidiaries.................................................................10
        3.4 Authorization...................................................................10
        3.5 Title to Stock..................................................................11
        3.6 Accuracy of Financial Statements................................................11
        3.7 Bank Accounts...................................................................11
        3.8 Title to Property and Assets....................................................11
        3.9 Real Property...................................................................11
        3.10 Absence Of Certain Changes Or Events...........................................12
        3.11 Contracts......................................................................14
        3.12 Litigation; Compliance with Laws...............................................15
        3.13 Intellectual Property..........................................................15
        3.14 Liabilities and Net Assets.....................................................17
        3.15 Taxes..........................................................................18
        3.16 Environmental Matters..........................................................19
        3.17 Employee Benefit Plans.........................................................20
        3.18 Employees......................................................................21

                                                                                          Page
                                                                                          ----
        3.19 Material Supplier Relationships................................................21
        3.20 ACCOUNTS RECEIVABLE............................................................21
        3.21 Inventory......................................................................22
        3.22 Insurance......................................................................22
        3.23 Brokers........................................................................22
        3.24 Investment Intent..............................................................22
        3.25 Transactions...................................................................22
        3.26 Payments.......................................................................22
        3.27 Customs........................................................................23
        3.28 Distribution Agreements........................................................23
        3.29 Sourcing and Product Development Agreements....................................23
        3.30 Disclosure.....................................................................23
        3.31 Consents.......................................................................23
        3.32 Discharge of Obligations.......................................................23
        3.33 Shareholder Consent; No Dissenting Shares......................................24

ARTICLE IV REPRESENTATIONS AND WARRANTIES OF PURCHASER WARRANTING PARTIES...................24

        4.1 Good Standing and Corporate Power of Purchaser..................................24
        4.2 Authorization...................................................................24
        4.3 Effect Of Agreement.............................................................24
        4.4 Brokers.........................................................................24
        4.5 Title to Stock..................................................................24
        4.6 Litigation; Compliance with Laws................................................25
        4.7 Disclosure......................................................................25

ARTICLE V OTHER AGREEMENTS..................................................................25

        5.1 Confidentiality.................................................................25
        5.2 Further Agreements..............................................................25
        5.3 Shareholder Approval............................................................25
        5.4 Linford Payment and Release.....................................................25
        5.5 Guimera Fees....................................................................26
        5.6 Key Employees...................................................................26
        5.7 Consultant Option...............................................................26
        5.8 Calculation of Subject Departments' Expenses....................................26

ARTICLE VI POST-CLOSING COVENANT............................................................26

        6.1 Registration Obligation.........................................................26
        6.2 Leneck Litigation...............................................................27
        6.3 Tax Refunds.....................................................................27
        6.4 Mosa Tax Returns Through the Closing Date.......................................27
        6.5 Surrender of Indemnification Rights.............................................28
        6.6 Closing Balance Sheet...........................................................28

ARTICLE VII THE CLOSING.....................................................................28

                                                                                          Page
                                                                                          ----
        7.1 Purchaser Deliveries............................................................28
        7.2 Mosa and Shareholder Deliveries.................................................28

ARTICLE VIII INDEMNIFICATION AND RELATED MATTERS............................................29

        8.1 Survival of Representations and Warranties, Indemnifiable Claims................29
        8.2 Purchaser Indemnity Claims......................................................30
        8.3 Shareholder Indemnity Claims....................................................31
        8.4 Basket and Limitation for Purchaser Indemnity Claims............................31
        8.5 Defense of Third Party Claims...................................................31
        8.6 Offset..........................................................................32

ARTICLE IX MISCELLANEOUS PROVISIONS.........................................................33

        9.1 Time Is Of The Essence..........................................................33
        9.2 Publicity.......................................................................33
        9.3 Governing Law...................................................................33
        9.4 Arbitration of Disputes.........................................................33
        9.5 Notices.........................................................................37
        9.6 Table of Contents and Headings..................................................39
        9.7 Assignment......................................................................39
        9.8 Parties in Interest.............................................................39
        9.9 Severability....................................................................39
        9.10 Entire Agreement...............................................................39
        9.11 Waiver.........................................................................39
        9.12 Amendments.....................................................................39
        9.13 No Joint Venture...............................................................39
        9.14 Interpretation of Agreement....................................................40
        9.15 Counterparts...................................................................40
        9.16 Incorporation By Reference.....................................................40
        9.17 Legal and Professional Fees and Expenses.......................................40
        9.18 Jurisdiction of Certain Matters, Specific Performance..........................40